ACTUARIAL OPINION AND CONSENT


This opinion is furnished in connection with Post-Effective Amendment No. 4 to the registration of the individual modified single premium variable universal life policy of the Cova Variable Life Account One, file numbers 333-17963 and 811-07971.

I am familiar with the terms of the Registration Statement and the accompanying exhibits. The prospectus included in the Registration Statement describes the policy issued by Cova. In my professional opinion:

1. The charges on the policy are reasonable in relation to industry norms and in relation to the expenses expected to be incurred by Cova in connection with this policy. There are policy charges for administration, Federal taxes, premium taxes, cost of insurance, and mortality and expense risk. The Surrender Charge is the only sales load charge in the policy. This charge is a declining scale over the first 9 policy years, starting at a maximum of 7.5% of premium.

2. The illustrations of accumulated premium, death benefits, account values, and cash surrender values that appear in the prospectus are consistent with the provisions of the policy, and are based on the assumptions stated in the accompanying text.

3. The illustrations show values on both a current basis and a guaranteed basis. The only charge that is on a current and guaranteed basis is the cost of insurance charge, all other charges are identical on a current and guaranteed basis. The current illustration uses the current cost of insurance charges that are currently assessed by the company. The guaranteed illustration uses the maximum cost of insurance charges that could be assessed at any future date during the lifetime of a policy.

4. The specific ages, sex, rate class, and the premium amounts used in these illustrations are representative of the typical purchasers that Cova expects will purchase the product. These characteristics have not been selected so as to make the relationship between premiums and benefits look more favorable in these specific instances than it would for prospective purchasers with different characteristics.

I hereby consent to the use of this opinion as an Exhibit to the registration.


                                           /s/J. ROBERT HOPSON

                                              J. ROBERT HOPSON






                         COVA VARIABLE LIFE ACCOUNT ONE

                              Financial Statements

                           December 31, 1999 and 1998

                   (With Independent Auditors' Report Thereon)




                          INDEPENDENT AUDITORS' REPORT



The Contract Owners of Cova Variable
     Life Account One, Board of Directors
     and Shareholder of Cova Financial
     Services Life Insurance Company:


We have audited the accompanying statement of assets and liabilities of each of the sub-accounts comprising Cova Variable Life Account One of Cova Financial Services Life Insurance Company (the Separate Account), as of December 31, 1999, and the related statements of operations and changes in net assets for the year then ended, and the period ended December 31, 1998. These financial statements are the responsibility of the Separate Account's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1999 by correspondence with transfer agents. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the sub-accounts of Cova Variable Life Account One of Cova Financial Services Life Insurance Company as of December 31, 1999, and the results of their operations and changes in their net assets for the year then ended, and the period ended December 31, 1998, in conformity with generally accepted accounting principles.




Chicago, Illinois
March 20, 2000

                         COVA VARIABLE LIFE ACCOUNT ONE
                       Statement of Assets and Liabilities
                                December 31, 1999


Assets:
   Investments:
   Cova Series Trust (Cova):
     Lord Abbett Growth and
       Income Portfolio                   69,693      shares at a net asset value of     $24.070563    per share      $1,677,540
     Bond Debenture Portfolio             32,970      shares at a net asset value of     $12.474609    per share         411,294
     Developing Growth Portfolio          23,227      shares at a net asset value of     $14.885144    per share         345,742
     Large Cap Research Portfolio         26,751      shares at a net asset value of     $14.991245    per share         401,027
     Mid-Cap Value Portfolio              21,633      shares at a net asset value of     $11.168093    per share         241,596
     Quality Bond Portfolio                8,044      shares at a net asset value of     $10.669328    per share          85,826
     Small Cap Stock Portfolio            12,303      shares at a net asset value of     $17.268582    per share         212,449
     Large Cap Stock Portfolio            41,788      shares at a net asset value of     $20.674865    per share         863,962
     Select Equity Portfolio              53,986      shares at a net asset value of     $16.112437    per share         869,854
     International Equity Portfolio        9,087      shares at a net asset value of     $16.225039    per share         147,444
   AIM Variable Insurance Funds,
       Inc. (AIM):
     AIM V.I. Value Fund                     774      shares at a net asset value of         $33.50    per share          25,922
     AIM V.I. Capital Appreciation Fund       69      shares at a net asset value of         $35.58    per share           2,446
   General American Capital
       Company (GACC):
     Money Market Fund                    24,972      shares at a net asset value of     $20.252283    per share         505,747
   Templeton Variable Products Series
     Fund (Templeton):
     Templeton Bond Fund                      10      shares at a net asset value of          $9.99    per share             100
     Franklin Small Cap Investments Fund       9      shares at a net asset value of         $15.79    per share             141
     Templeton Stock Fund                     92      shares at a net asset value of         $24.39    per share           2,254
     Templeton International Fund            102      shares at a net asset value of         $22.25    per share           2,260
     Franklin Growth Investments Fund          7      shares at a net asset value of         $16.70    per share             123
                                                                                                                    ------------
          Total assets                                                                                                $5,795,727
                                                                                                                    ============


Liabilities:
   GACC Money Market                                                                                                     $15,040
                                                                                                                    ============

                         COVA VARIABLE LIFE ACCOUNT ONE
                       Statement of Assets and Liabilities
                                December 31, 1999

Net Assets:
   Accumulation units:
   Single premium variable life
    policies (SPVL):
     Cova Lord Abbett Growth and Income         134,762    accumulation units at       $12.448204    per unit        $1,677,540
     Cova Bond Debenture                         38,749    accumulation units at       $10.614338    per unit           411,294
     Cova Developing Growth                      26,493    accumulation units at       $13.050371    per unit           345,742
     Cova Large Cap Research                     29,120    accumulation units at       $13.771430    per unit           401,027
     Cova Mid-Cap Value                          23,875    accumulation units at       $10.119059    per unit           241,596
     Cova Quality Bond                            8,134    accumulation units at       $10.551764    per unit            85,826
     Cova Small Cap Stock                        16,533    accumulation units at       $12.850204    per unit           212,449
     Cova Large Cap Stock                        60,489    accumulation units at       $14.283064    per unit           863,962
     Cova Select Equity                          69,034    accumulation units at       $12.600289    per unit           869,854
     Cova International Equity                   10,864    accumulation units at       $13.571289    per unit           147,444
     AIM V.I. Value                               2,202    accumulation units at       $11.774189    per unit            25,922
     AIM V.I. Capital Appreciation                  176    accumulation units at       $13.925402    per unit             2,446
     GACC Money Market                           44,548    accumulation units at       $11.013039    per unit           490,607
     Templeton Bond                                  10    accumulation units at        $9.970060    per unit              $100
     Franklin Small Cap Investments                  10    accumulation units at       $14.136079    per unit               141
     Templeton Stock                                205    accumulation units at       $11.011283    per unit             2,254
     Templeton International                        209    accumulation units at       $10.827249    per unit             2,260
     Franklin Growth Investments                     10    accumulation units at       $12.333825    per unit               123

                                                                                                                   ------------
                                                                                                                      5,780,587
   Flexible premium variable universal
    life policies (FPVUL):

     GACC Money Market                               10    accumulation units at       $10.047103    per unit               100
                                                                                                                   ------------
          Total net assets                                                                                           $5,780,687
                                                                                                                   ============


See accompanying notes to financial statements.

COVA VARIABLE LIFE ACCOUNT ONE
Statements of Operations
Year ended December 31,1999



                                                                                     Cova
                                           -----------------------------------------------------------------------------------------
                                           Lord Abbett
                                             Growth                                 Large                                  Small
                                              and          Bond      Developing      Cap        Mid-Cap      Quality        Cap
                                             Income     Debenture      Growth      Research      Value         Bond        Stock
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
Investment income:
   Dividends                              $         -        6,579            -          511          275          925          419
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------

Net realized gain (loss) on investments:
   Realized gain (loss) on sale of
     portfolio shares                           1,170           44        2,822        1,594        1,843       (1,159)       1,137
   Realized gain distributions                      -        2,132            -            -            -          463            -
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
       Net realized gain (loss)                 1,170        2,176        2,822        1,594        1,843         (696)       1,137
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------

Change in unrealized appreciation             140,732        2,316       66,149       61,046        7,745       (2,378)      63,287
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------

       Net increase (decrease) in net
         assets from operations           $   141,902       11,071       68,971       63,151        9,863       (2,149)      64,843
                                           ===========  ===========  ===========  ===========  ===========  ===========  ===========

COVA VARIABLE LIFE ACCOUNT ONE
Statements of Operations
Year ended December 31,1999



                                                        Cova                              AIM                GACC      Lord Abbett
                                        --------------------------------------  ------------------------  -----------  -----------

                                          Large                                                 V.I.                     Growth
                                           Cap         Select     International    V.I.       Capital       Money         and
                                          Stock        Equity       Equity        Value      Appreciation   Market       Income
                                        -----------  -----------  ------------  -----------  -----------  -----------  -----------
Investment income:
   Dividends                          $        995        2,102           560           69            2            -            -
                                        -----------  -----------  ------------  -----------  -----------  -----------  -----------

Net realized gain (loss) on investments:
   Realized gain (loss) on sale of
     portfolio shares                        6,402        2,488         1,365           30            1       24,709       56,187
   Realized gain distributions              21,723       71,329         1,496          361           50            -            -
                                        -----------  -----------  ------------  -----------  -----------  -----------  -----------
       Net realized gain (loss)             28,125       73,817         2,861          391           51       24,709       56,187
                                        -----------  -----------  ------------  -----------  -----------  -----------  -----------

Change in unrealized appreciation           61,314      (18,465)       28,256        2,049          300        7,581      (25,472)
                                        -----------  -----------  ------------  -----------  -----------  -----------  -----------

       Net increase (decrease) in net
         assets from operations       $     90,434       57,454        31,677        2,509          353       32,290       30,715
                                        ===========  ===========  ============  ===========  ===========  ===========  ===========

COVA VARIABLE LIFE ACCOUNT ONE
Statements of Operations
Year ended December 31,1999



                                                                            Templeton
                                                  -----------------------------------------------------------------

                                                                Franklin                                 Franklin
                                                               Small Cap                                  Growth
                                                     Bond      Investments    Stock      International  Investments    Total
                                                  -----------  -----------  -----------  -------------  -----------  -----------
Investment income:
   Dividends                                    $          -            -            -              -            -       12,437
                                                  -----------  -----------  -----------  -------------  -----------  -----------

Net realized gain (loss) on investments:
   Realized gain (loss) on sale of portfolio
     shares                                                -            -            -              -            -       98,633
   Realized gain distributions                             -            -            -              -            -       97,554
                                                  -----------  -----------  -----------  -------------  -----------  -----------
       Net realized gain (loss)                            -            -            -              -            -      196,187
                                                  -----------  -----------  -----------  -------------  -----------  -----------

Change in unrealized appreciation                          -           41          160            167           23      394,851
                                                  -----------  -----------  -----------  -------------  -----------  -----------

       Net increase (decrease) in net
         assets from operations                 $          -           41          160            167           23      603,475
                                                  ===========  ===========  ===========  =============  ===========  ===========


See accompanying notes to financial statements.

COVA VARIABLE LIFE ACCOUNT ONE
Statements of Operations
Period ended December 31, 1998



                                                                                    Cova
                                           ----------------------------------------------------------------------------------------

                                                                       Large                                 Small        Large
                                              Bond      Developing      Cap       Mid-Cap      Quality        Cap          Cap
                                           Debenture      Growth      Research     Value         Bond        Stock        Stock
                                           -----------  -----------  ----------- -----------  -----------  -----------  -----------
Investment income:
   Dividends                              $       191            -          126          61           94            3           23
                                           -----------  -----------  ----------- -----------  -----------  -----------  -----------

Net realized gain (loss) on investments:
   Realized gain (loss) on sale of
     portfolio shares                               -          (56)         (59)        (60)           8          258          467
   Realized gain distributions                     74            3            -           -            -           76           76
                                           -----------  -----------  ----------- -----------  -----------  -----------  -----------
       Net realized gain (loss)                    74          (53)         (59)        (60)           8          334          543
                                           -----------  -----------  ----------- -----------  -----------  -----------  -----------

Change in unrealized appreciation               5,181       21,898       11,811      12,587          255       18,574       44,695
                                           -----------  -----------  ----------- -----------  -----------  -----------  -----------

       Net increase (decrease) in net
         assets from operations           $     5,446       21,845       11,878      12,588          357       18,911       45,261
                                           ===========  ===========  =========== ===========  ===========  ===========  ===========

COVA VARIABLE LIFE ACCOUNT ONE
Statements of Operations
Period ended December 31, 1998



                                                               Cova            GACC      Lord Abbett
                                                --------------------------  -----------  -----------

                                                                                           Growth
                                                 Select     International     Money         and
                                                 Equity        Equity         Market       Income       Total
                                                ----------  --------------  -----------  -----------  -----------
Investment income:
   Dividends                                  $        25             652            -        8,782        9,957
                                                ----------  --------------  -----------  -----------  -----------

Net realized gain (loss) on investments:
   Realized gain (loss) on sale of portfolio
     shares                                           112            (117)      12,085           40       12,678
   Realized gain distributions                        503               8            -       28,237       28,977
                                                ----------  --------------  -----------  -----------  -----------
       Net realized gain (loss)                       615            (109)      12,085       28,277       41,655
                                                ----------  --------------  -----------  -----------  -----------

Change in unrealized appreciation                  65,356           1,778        4,240       25,472      211,847
                                                ----------  --------------  -----------  -----------  -----------

       Net increase (decrease) in net
         assets from operations               $    65,996           2,321       16,325       62,531      263,459
                                                ==========  ==============  ===========  ===========  ===========


See accompanying notes to financial statements.

COVA VARIABLE LIFE ACCOUNT ONE
Statements of Changes in Net Assets
Year ended December 31,1999



                                                                                    Cova
                                           ----------------------------------------------------------------------------------------
                                           Lord Abbett
                                             Growth                                Large                                  Small
                                              and          Bond     Developing      Cap        Mid-Cap      Quality        Cap
                                             Income     Debenture     Growth      Research      Value         Bond        Stock
                                           -----------  ----------- -----------  -----------  -----------  -----------  -----------
Increase (decrease) in net assets from
   operations:
     Investment income                   $          -        6,579           -          511          275          925          419
     Net realized gain (loss)                   1,170        2,176       2,822        1,594        1,843         (696)       1,137
     Change in unrealized appreciation        140,732        2,316      66,149       61,046        7,745       (2,378)      63,287

       Net increase (decrease) from        -----------  ----------- -----------  -----------  -----------  -----------  -----------
         operations                           141,902       11,071      68,971       63,151        9,863       (2,149)      64,843
                                           -----------  ----------- -----------  -----------  -----------  -----------  -----------

Contract transactions:
   Cova payments                                    -            -           -            -            -            -            -
   Cova redemptions                                 -            -           -            -            -            -            -
   Payments received from contract
     owners                                         -            -           -            -            -            -            -
   Transfers between sub-accounts
     (including fixed account), net         1,568,828      241,298     147,286      215,618       75,796      (43,467)      29,705
   Transfers for contract benefits,
     terminations and insurance charges       (33,190)      (7,265)     (5,783)      (7,043)      (5,457)      (2,464)      (3,603)
       Net increase (decrease) in net
         assets from contract              -----------  ----------- -----------  -----------  -----------  -----------  -----------
         transactions                       1,535,638      234,033     141,503      208,575       70,339      (45,931)      26,102
                                           -----------  ----------- -----------  -----------  -----------  -----------  -----------

       Net increase (decrease) in net
         assets                             1,677,540      245,104     210,474      271,726       80,202      (48,080)      90,945

Net assets at beginning of period                   -      166,190     135,268      129,301      161,394      133,906      121,504
                                           -----------  ----------- -----------  -----------  -----------  -----------  -----------
Net assets at end of period              $  1,677,540      411,294     345,742      401,027      241,596       85,826      212,449
                                           ===========  =========== ===========  ===========  ===========  ===========  ===========



COVA VARIABLE LIFE ACCOUNT ONE
Statements of Changes in Net Assets
Year ended December 31,1999



                                                           Cova                             AIM                GACC      Lord Abbett
                                            ------------------------------------  ------------------------  -----------  -----------

                                              Large                                               V.I.                      Growth
                                               Cap        Select    International    V.I.       Capital        Money         and
                                              Stock       Equity       Equity       Value      Appreciation    Market       Income
                                            -----------  ----------  -----------  -----------  -----------  -----------  -----------
Increase (decrease) in net assets from
   operations:
     Investment income                    $        995       2,102          560           69            2            -            -
     Net realized gain (loss)                   28,125      73,817        2,861          391           51       24,709       56,187
     Change in unrealized appreciation          61,314     (18,465)      28,256        2,049          300        7,581      (25,472)

       Net increase (decrease) from         -----------  ----------  -----------  -----------  -----------  -----------  -----------
         operations                             90,434      57,454       31,677        2,509          353       32,290       30,715
                                            -----------  ----------  -----------  -----------  -----------  -----------  -----------

Contract transactions:
   Cova payments                                     -           -            -          100          100          100            -
   Cova redemptions                                  -           -            -            -            -            -            -
   Payments received from contract
     owners                                          -           -            -            -            -    2,511,219            -
   Transfers between sub-accounts
     (including fixed account), net            531,808     353,369       28,688       23,529        2,001   (2,485,129)    (693,373)
   Transfers for contract benefits,
     terminations and insurance charges        (15,573)    (18,696)      (3,197)        (216)          (8)     (18,975)        (253)
       Net increase (decrease) in net
         assets from contract               -----------  ----------  -----------  -----------  -----------  -----------  -----------
         transactions                          516,235     334,673       25,491       23,413        2,093        7,215     (693,626)
                                            -----------  ----------  -----------  -----------  -----------  -----------  -----------

       Net increase (decrease) in net
         assets                                606,669     392,127       57,168       25,922        2,446       39,505     (662,911)

Net assets at beginning of period              257,293     477,727       90,276            -            -      451,202      662,911
                                            -----------  ----------  -----------  -----------  -----------  -----------  -----------
Net assets at end of period               $    863,962     869,854      147,444       25,922        2,446      490,707            -
                                            ===========  ==========  ===========  ===========  ===========  ===========  ===========

COVA VARIABLE LIFE ACCOUNT ONE
Statements of Changes in Net Assets
Year ended December 31,1999



                                                                            Templeton
                                                  ------------------------------------------------------------------

                                                                Franklin                                 Franklin
                                                               Small Cap                                  Growth
                                                     Bond      Investments    Stock      International  Investments     Total
                                                  -----------  -----------  -----------  -------------  ------------  -----------
Increase (decrease) in net assets from
   operations:
     Investment income                          $          -            -            -              -             -       12,437
     Net realized gain (loss)                              -            -            -              -             -      196,187
     Change in unrealized appreciation                     -           41          160            167            23      394,851

       Net increase (decrease) from               -----------  -----------  -----------  -------------  ------------  -----------
         operations                                        -           41          160            167            23      603,475
                                                  -----------  -----------  -----------  -------------  ------------  -----------

Contract transactions:
   Cova payments                                         100          100          100            100           100          800
   Cova redemptions                                        -            -            -              -             -            -
   Payments received from contract
     owners                                                -            -            -              -             -    2,511,219
   Transfers between sub-accounts
     (including fixed account), net                        -            -        2,001          2,001             -          (41)
   Transfers for contract benefits,
     terminations and insurance charges                    -            -           (7)            (8)            -     (121,738)
       Net increase (decrease) in net
         assets from contract                     -----------  -----------  -----------  -------------  ------------  -----------
         transactions                                    100          100        2,094          2,093           100    2,390,240
                                                  -----------  -----------  -----------  -------------  ------------  -----------

       Net increase (decrease) in net
         assets                                          100          141        2,254          2,260           123    2,993,715

Net assets at beginning of period                          -            -            -              -             -    2,786,972
                                                  -----------  -----------  -----------  -------------  ------------  -----------
Net assets at end of period                     $        100          141        2,254          2,260           123    5,780,687
                                                  ===========  ===========  ===========  =============  ============  ===========


See accompanying notes to financial statements.

COVA VARIABLE LIFE ACCOUNT ONE
Statements of Changes in Net Assets
Period ended December 31, 1998



                                                                                    Cova
                                          ----------------------------------------------------------------------------------------

                                                                      Large                                 Small        Large
                                             Bond      Developing      Cap        Mid-Cap     Quality        Cap          Cap
                                          Debenture      Growth      Research      Value        Bond        Stock        Stock
                                          -----------  -----------  -----------  ----------- -----------  -----------  -----------
Increase (decrease) in net assets from
   operations:
     Investment income                  $        191            -          126           61          94            3           23
     Net realized gain (loss)                     74          (53)         (59)         (60)          8          334          543
     Change in unrealized appreciation         5,181       21,898       11,811       12,587         255       18,574       44,695

       Net increase (decrease) from       -----------  -----------  -----------  ----------- -----------  -----------  -----------
         operations                            5,446       21,845       11,878       12,588         357       18,911       45,261
                                          -----------  -----------  -----------  ----------- -----------  -----------  -----------

Contract transactions:
   Cova payments                                   -            -            -            -           -            -            -
   Cova redemptions                                -            -            -            -           -            -            -
   Payments received from contract
     owners                                        -            -            -            -           -            -            -
   Transfers between sub-accounts, net       161,726      115,070      119,413      150,800     133,943      105,943      216,611
   Transfers for contract benefits,
     terminations and insurance charges         (982)      (1,647)      (1,990)      (1,994)       (394)      (3,350)      (4,579)
       Net increase (decrease) in net
         assets from contract             -----------  -----------  -----------  ----------- -----------  -----------  -----------
         transactions                        160,744      113,423      117,423      148,806     133,549      102,593      212,032
                                          -----------  -----------  -----------  ----------- -----------  -----------  -----------

       Net increase (decrease) in net
         assets                              166,190      135,268      129,301      161,394     133,906      121,504      257,293

Net assets at beginning of period                  -            -            -            -           -            -            -
                                          -----------  -----------  -----------  ----------- -----------  -----------  -----------
Net assets at end of period             $    166,190      135,268      129,301      161,394     133,906      121,504      257,293
                                          ===========  ===========  ===========  =========== ===========  ===========  ===========



COVA VARIABLE LIFE ACCOUNT ONE
Statements of Changes in Net Assets
Period ended December 31, 1998



                                                        Cova                 GACC      Lord Abbett
                                             ---------------------------  -----------  -----------

                                                                                         Growth
                                               Select     International     Money         and
                                               Equity        Equity         Market       Income       Total
                                             -----------  --------------  -----------  -----------  -----------
Increase (decrease) in net assets from
   operations:
     Investment income                     $         25             652            -        8,782        9,957
     Net realized gain (loss)                       615            (109)      12,085       28,277       41,655
     Change in unrealized appreciation           65,356           1,778        4,240       25,472      211,847
       Net increase (decrease) from          -----------  --------------  -----------  -----------  -----------
         operations                              65,996           2,321       16,325       62,531      263,459
                                             -----------  --------------  -----------  -----------  -----------

Contract transactions:
   Cova payments                                      -               -            -            -            -
   Cova redemptions                                   -               -            -            -            -
   Payments received from contract
     owners                                           -               -    2,605,542            -    2,605,542
   Transfers between sub-accounts, net          417,562          91,449   (2,120,328)     607,811            -
   Transfers for contract benefits,
     terminations and insurance charges          (5,831)         (3,494)     (50,337)      (7,431)     (82,029)
       Net increase (decrease) in net
         assets from contract                -----------  --------------  -----------  -----------  -----------
         transactions                           411,731          87,955      434,877      600,380    2,523,513
                                             -----------  --------------  -----------  -----------  -----------

       Net increase (decrease) in net
         assets                                 477,727          90,276      451,202      662,911    2,786,972

Net assets at beginning of period                     -               -            -            -            -
                                             -----------  --------------  -----------  -----------  -----------
Net assets at end of period                $    477,727          90,276      451,202      662,911    2,786,972
                                             ===========  ==============  ===========  ===========  ===========


See accompanying notes to financial statements.


COVA VARIABLE LIFE ACCOUNT ONE
Notes to Financial Statements
December 31, 1999 and 1998


(1)      ORGANIZATION
         Cova Variable Life Account One (the Separate Account), a unit investment trust registered under the Investment Company Act of 1940 as amended, was established by Cova Financial Services Life Insurance Company (CFSLIC) and exists in accordance with the regulations of the Missouri Department of Insurance. The Separate Account is a funding vehicle for single premium variable life (SPVL) and flexible premium variable universal life insurance policies (FPVUL) offered by CFSLIC.

         On August 26, 1999, CFSLIC's ultimate parent company, GenAmerica Corporation, entered into a definitive agreement to be acquired by Metropolitan Life Insurance Company. The acquisition occurred on January 6, 2000.

         The Separate Account is divided into sub-accounts with the assets of each sub-account invested in corresponding portfolios of the following investment companies. Each investment company is a diversified, open-end, management investment company registered under the Investment Company Act of 1940 as amended. The sub-accounts available for investment may vary between variable life insurance policies offered by CFSLIC.

              Cova Series Trust (Cova)                                       10  portfolios
              General American Capital Company (GACC)                         1  portfolios
              Lord Abbett Series Fund, Inc. (Lord Abbett)                     1  portfolios
              Russell Insurance Funds (Russell)                               5  portfolios
              AIM Variable Insurance Funds, Inc. (AIM)                        3  portfolios
              Alliance Variable Products Series Fund, Inc. (Alliance)         2  portfolios
              Liberty Variable Investment Trust (Liberty)                     1  portfolios
              Goldman Sachs Variable Insurance Trust (Goldman Sachs)          3  portfolios
              Investors Fund Series (Kemper)                                  3  portfolios
              MFS Variable Insurance Trust (MFS)                              5  portfolios
              Oppenheimer Variable Account Funds (Oppenheimer)                5  portfolios
              Putnam Variable Trust (Putnam)                                  5  portfolios
              Templeton Variable Products Series Fund (Templeton)             7  portfolios

         The following sub-accounts commenced operations in 1999:
              Cova Lord Abbett Growth and Income                            January 8, 1999
              AIM V.I. Value                                                    May 3, 1999
              AIM V.I. Capital Appreciation                                   July 19, 1999
              Templeton Bond                                                  July 19, 1999
              Franklin Small Cap Investments                                  July 19, 1999
              Templeton Stock                                                 July 19, 1999
              Templeton International                                         July 19, 1999
              Franklin Growth Investments                                     July 19, 1999

         The following sub-accounts ceased operations in 1999:
              Lord Abbett Growth and Income                                 January 8, 1999

COVA VARIABLE LIFE ACCOUNT ONE
Notes to Financial Statements
December 31, 1999 and 1998


(2)      SIGNIFICANT ACCOUNTING POLICIES
         (A)  INVESTMENT VALUATION
              Investments made in the portfolios of the investment companies are valued at the reported net asset value of such portfolios, which value their investment securities at fair value. The average cost method is used to compute the realized gains and losses on the sale of portfolio owned by the sub-accounts. Income from dividends and gains from realized capital gain distributions are recorded on the ex-distribution date.

         (B)  REINVESTMENT OF DISTRIBUTIONS
              With the exception of the GACC Money Market Fund, dividends and gains from realized gain distributions are reinvested in additional shares of the portfolios.

              GACC follows the Federal income tax practice known as consent dividending, whereby substantially all of its net investment income and realized capital gains are deemed to pass through to the Separate Account. As a result, GACC does not distribute dividends and realized capital gains. During December of each year, the accumulated net investment income and realized capital gains of the GACC Money Market Fund are allocated to the Separate Account by increasing the cost basis and recognizing a gain in the Separate Account.

         (C)  FEDERAL INCOME TAXES
              The operations of the Separate Account are included in the federal income tax return of CFSLIC which is taxed as a Life Insurance Company under the provisions of the Internal Revenue Code (IRC). Under current IRC provisions, CFSLIC believes it will be treated as the owner of the Separate Account assets for federal income tax purposes and does not expect to incur federal income taxes on the earnings of the Separate Account to the extent the earnings are credited to the variable life policies. Based on this, no charge has been made to the Separate Account for federal income taxes. A charge may be made in future years for any federal income taxes that would be attributable to the variable life policies.

(3)      CONTRACT FEES
         There are fees associated with the variable life insurance policies that are deducted from the policy account value and Separate Account that reduce the return on investment. The type, amount, and timing of the fees may vary between the variable life policies offered by CFSLIC and include mortality and expense risk, administrative, selection and issue expense, cost of insurance, tax expense (premium and federal taxes), contingent deferred sales (surrender) and transfer charges.

(4)      SEPARATE ACCOUNT EXPENSES
         The mortality and expense fees for FPVUL policies are deducted from the separate account and are reflected in the accumulation unit value. There were no fees incurred in 1999.

COVA VARIABLE LIFE ACCOUNT ONE
Notes to Financial Statements
December 31, 1999 and 1998



(5)      COST BASIS OF INVESTMENTS
         The cost basis of each sub-account's investment at December 31, 1999 follows:

         Cova Lord Abbett Growth and Income                   $1,536,808
         Cova Bond Debenture                                     403,797
         Cova Developing Growth                                  257,695
         Cova Large Cap Research                                 328,170
         Cova Mid-Cap Value                                      221,264
         Cova Quality Bond                                        87,949
         Cova Small Cap Stock                                    130,588
         Cova Large Cap Stock                                    757,953
         Cova Select Equity                                      822,963
         Cova International Equity                               117,410
         AIM V.I. Value                                           23,873
         AIM V.I. Capital Appreciation                             2,146
         GACC Money Market                                       493,926
         Templeton Bond                                              100
         Franklin Small Cap Investments                              100
         Templeton Stock                                           2,093
         Templeton International                                   2,093
         Franklin Growth Investments                                 100
                                                               ----------
                                                              $5,189,028
                                                               ==========

COVA VARIABLE LIFE ACCOUNT ONE
Notes to Financial Statements
December 31, 1999 and 1998


(6)  UNIT FAIR VALUE
     A summary of accumulation unit values, net assets, and total return for each sub-account follows:

                                                         Accumulation                Net Assets                Total
                                                          Unit Value               (in thousands)              Return
                                      Commenced     -----------------------    ----------------------    -------------------
                                     Operations     12/31/99      12/31/98      12/31/99    12/31/98      1999       1998
                                                    ----------   ----------    ----------   ---------    -------    --------
SPVL policies:
     Cova Lord Abbett Growth
        and Income                      1/8/99       $12.448204            -    $ 1,678         -         11.41%          -
     Cova Bond Debenture                4/13/98       10.614338    10.262336        411       166          3.43%      0.78%
     Cova Developing Growth             4/16/98       13.050371     9.855135        346       135         32.42%     -5.41%
     Cova Large Cap Research             5/4/98       13.771430    10.972618        401       129         25.51%      4.31%
     Cova Mid-Cap Value                 3/23/98       10.119059     9.576906        242       161          5.66%     -6.17%
     Cova Quality Bond                  4/13/98       10.551764    10.717509         86       134         -1.55%      6.22%
     Cova Small Cap Stock               4/13/98       12.850204     8.891377        212       122         44.52%    -14.87%
     Cova Large Cap Stock               4/13/98       14.283064    12.135469        864       257         17.70%     13.96%
     Cova Select Equity                 3/23/98       12.600289    11.480648        870       478          9.75%      9.65%
     Cova International Equity          3/23/98       13.571289    10.560451        147        90         28.51%      1.80%
     AIM V.I. Value                      5/3/99       11.774189            -         26         -         17.74%          -
     AIM V.I. Capital Appreciation      7/19/99       13.925402            -          2         -         28.36%          -
     GACC Money Market                  2/26/98       11.013039    10.468518        491       451          5.20%      4.69%
     Templeton Bond                     7/19/99        9.970060            -          -         -         -0.30%          -
     Franklin Small Cap Investments     7/19/99       14.136079            -          -         -         41.36%          -
     Templeton Stock                    7/19/99       11.011283            -          2         -         10.11%          -
     Templeton International            7/19/99       10.827249            -          2         -          8.27%          -
     Franklin Growth Investments        7/19/99       12.333825            -          -         -         23.34%          -


FPVUL policies:
     GACC Money Market                 11/29/99       10.047103            -        -            -         0.47%          -


COVA VARIABLE LIFE ACCOUNT ONE
Notes to Financial Statements
December 31, 1999 and 1998

(7)      REALIZED GAIN (LOSS) AND CHANGE IN UNREALIZED APPRECIATION
         The realized gain (loss) on the sale of fund shares and the change in unrealized appreciation for each sub-account during the year ended
         December 31, 1999 and the period ended December 31, 1998 follows:

                                                                                   Realized Gain (Loss)
                                                              -------------------------------------------------------------
                                                                    Aggregate           Aggregate Cost
                                                   Year or     Proceeds from Sales      of Fund Shares           Realized
                                                   Period        of Fund Shares            Redeemed             Gain (Loss)
                                                -----------   -------------------     ------------------      -------------
         Cova Lord Abbett Growth and Income          1999           $ 98,255               $ 97,085               $ 1,170
                                                     1998                  -                      -                      -

         Cova Bond Debenture                         1999              4,687                  4,643                    44
                                                     1998                527                    527                     -

         Cova Developing Growth                      1999             15,912                 13,090                 2,822
                                                     1998              1,194                  1,250                   (56)

         Cova Large Cap Research                     1999             12,192                 10,598                 1,594
                                                     1998              1,809                  1,868                   (59)

         Cova Mid-Cap Value                          1999             17,534                 15,691                 1,843
                                                     1998              1,646                  1,706                   (60)

         Cova Quality Bond                           1999             97,215                 98,374                (1,159)
                                                     1998                890                    882                     8

         Cova Small Cap Stock                        1999              6,684                  5,547                 1,137
                                                     1998              3,110                  2,852                   258

         Cova Large Cap Stock                        1999             49,866                 43,464                 6,402
                                                     1998              4,336                  3,869                   467

         Cova Select Equity                          1999             79,613                 77,125                 2,488
                                                     1998              2,999                  2,888                   111

         Cova International Equity                   1999             19,787                 18,422                 1,365
                                                     1998              3,171                  3,287                  (116)

         AIM V.I. Value                              1999                218                    188                    30
                                                     1998                  -                      -                     -

         AIM V.I. Capital Appreciation               1999                  8                      7                     1
                                                     1998                  -                      -                     -

         GACC Money Market                           1999          2,543,802              2,519,093                24,709
                                                     1998          2,041,400              2,029,315                12,085

         Lord Abbett Growth and Income               1999            694,610                638,423                56,187
                                                     1998              3,786                  3,746                    40

         Templeton Bond                              1999                  -                      -                     -
                                                     1998                  -                      -                     -

         Franklin Small Cap Investments              1999                  -                      -                     -
                                                     1998                  -                      -                     -

         Templeton  Stock                            1999                  8                      8                     -
                                                     1998                  -                      -                     -

         Templeton  International                    1999                  8                      8                     -
                                                     1998                  -                      -                     -

         Franklin Growth Investments                 1999                  -                      -                     -
                                                     1998                  -                      -                     -

COVA VARIABLE LIFE ACCOUNT ONE
Notes to Financial Statements
December 31, 1999 and 1998

(7)      REALIZED GAIN (LOSS) AND CHANGE IN UNREALIZED APPRECIATION, CONTINUED


                                                                        Unrealized Appreciation (Depreciation)
                                                              -------------------------------------------------------------
                                                                  Appreciation           Appreciation
                                                   Year or       (Depreciation)         (Depreciation)
                                                   Period         End of Period       Beginning of Period         Change
                                                -----------   -------------------     ------------------      -------------
         Cova Lord Abbett Growth and Income         1999          $ 140,732                    $ -               $140,732
                                                    1998                  -                      -                      -

         Cova Bond Debenture                        1999              7,497                  5,181                  2,316
                                                    1998              5,181                      -                  5,181

         Cova Developing Growth                     1999             88,047                 21,898                 66,149
                                                    1998             21,898                      -                 21,898

         Cova Large Cap Research                    1999             72,857                 11,811                 61,046
                                                    1998             11,811                      -                 11,811

         Cova Mid-Cap Value                         1999             20,332                 12,587                  7,745
                                                    1998             12,587                      -                 12,587

         Cova Quality Bond                          1999             (2,123)                   255                 (2,378)
                                                    1998                255                      -                    255

         Cova Small Cap Stock                       1999             81,861                 18,574                 63,287
                                                    1998             18,574                      -                 18,574

         Cova Large Cap Stock                       1999            106,009                 44,695                 61,314
                                                    1998             44,695                      -                 44,695

         Cova Select Equity                         1999             46,891                 65,356                (18,465)
                                                    1998             65,356                      -                 65,356

         Cova International Equity                  1999             30,034                  1,778                 28,256
                                                    1998              1,778                      -                  1,778

         AIM V.I. Value                             1999              2,049                      -                  2,049
                                                    1998                  -                      -                      -

         AIM V.I. Capital Appreciation              1999                300                      -                    300
                                                    1998                  -                      -                      -

         GACC Money Market                          1999             11,821                  4,240                  7,581
                                                    1998              4,240                      -                  4,240

         Lord Abbett Growth and Income              1999                  -                 25,472                (25,472)
                                                    1998             25,472                      -                 25,472

         Templeton Bond                             1999                  -                      -                      -
                                                    1998                  -                      -                      -

         Franklin Small Cap Investments             1999                 41                      -                     41
                                                    1998                  -                      -                      -

         Templeton  Stock                           1999                160                      -                    160
                                                    1998                  -                      -                      -

         Templeton  International                   1999                167                      -                    167
                                                    1998                  -                      -                      -

         Franklin Growth Investments                1999                 23                      -                     23

COVA VARIABLE LIFE ACCOUNT ONE
Notes to Financial Statements
December 31, 1999 and 1998


(8)   UNIT TRANSACTIONS
      The change in the number of units for each sub-account follows:


                                                                                     Cova
                                           ----------------------------------------------------------------------------------------
                                           Lord Abbett
                                             Growth                                 Large                                 Small
                                              and          Bond      Developing      Cap        Mid-Cap      Quality       Cap
                                             Income     Debenture      Growth      Research      Value         Bond       Stock
                                           -----------  -----------  -----------  -----------  -----------  ----------- -----------
Accumulation units:
      SPVL policies:
        Unit balance at 12/31/97                    -            -            -            -            -            -           -

          Cova units purchased                      -            -            -            -            -            -           -
          Cova units redeemed                       -            -            -            -            -            -           -
          Contract units purchased                  -            -            -            -            -            -           -
          Contract units transferred, net           -       16,292       13,928       11,988       17,077       12,531      14,067
          Contract units redeemed                   -          (98)        (202)        (204)        (225)         (37)       (402)
                                           -----------  -----------  -----------  -----------  -----------  ----------- -----------
        Unit balance at 12/31/98                    -       16,194       13,726       11,784       16,852       12,494      13,665

          Cova units purchased                      -            -            -            -            -            -           -
          Cova units redeemed                       -            -            -            -            -            -           -
          Contract units purchased                  -            -            -            -            -            -           -
          Contract units transferred, net     139,570       23,254       13,287       17,896        7,584       (4,128)      3,239
          Contract units redeemed              (4,808)        (699)        (520)        (560)        (561)        (232)       (371)
                                           -----------  -----------  -----------  -----------  -----------  ----------- -----------
        Unit balance at 12/31/99              134,762       38,749       26,493       29,120       23,875        8,134      16,533
                                           ===========  ===========  ===========  ===========  ===========  =========== ===========

COVA VARIABLE LIFE ACCOUNT ONE
Notes to Financial Statements
December 31, 1999 and 1998


(8)   UNIT TRANSACTIONS, CONTINUED



                                                        Cova                            AIM                   GACC     Lord Abbett
                                         ------------------------------------  --------------------------  -----------  -----------

                                          Large                                                 V.I.                      Growth
                                           Cap         Select     International   V.I.        Capital        Money         and
                                          Stock        Equity       Equity       Value      Appreciation     Market       Income
                                         ----------  -----------  -----------  -----------  -------------  -----------  -----------
Accumulation units:
      SPVL policies:
        Unit balance at 12/31/97                 -            -            -            -              -            -            -

          Cova units purchased                   -            -            -            -              -            -            -
          Cova units redeemed                    -            -            -            -              -            -            -
          Contract units purchased               -            -            -            -              -      303,667            -
          Contract units transferred, net   21,607       42,165        8,896            -              -     (205,485)      62,823
          Contract units redeemed             (405)        (554)        (347)           -              -      (55,081)        (745)
                                         ----------  -----------  -----------  -----------  -------------  -----------  -----------
        Unit balance at 12/31/98            21,202       41,611        8,549            -              -       43,101       62,078

          Cova units purchased                   -            -            -            9              9            -            -
          Cova units redeemed                    -            -            -            -              -            -            -
          Contract units purchased               -            -            -            -              -      247,255            -
          Contract units transferred, net   40,404       28,968        2,602        2,213            168     (232,315)     (62,052)
          Contract units redeemed           (1,117)      (1,545)        (287)         (20)            (1)     (13,493)         (26)
                                         ----------  -----------  -----------  -----------  -------------  -----------  -----------
        Unit balance at 12/31/99            60,489       69,034       10,864        2,202            176       44,548            -
                                         ==========  ===========  ===========  ===========  =============  ===========  ===========


      FPVUL policies:
        Unit balance at 12/31/97                                                                                    -

          Cova units purchased                                                                                      -
          Cova units redeemed                                                                                       -
          Contract units purchased                                                                                  -
          Contract units transferred, net                                                                           -
          Contract units redeemed                                                                                   -
                                                                                                           -----------
        Unit balance at 12/31/98                                                                                    -

          Cova units purchased                                                                                     10
          Cova units redeemed                                                                                       -
          Contract units purchased                                                                                  -
          Contract units transferred, net                                                                           -
          Contract units redeemed                                                                                   -
                                                                                                           -----------
        Unit balance at 12/31/99                                                                                   10
                                                                                                           ===========

COVA VARIABLE LIFE ACCOUNT ONE
Notes to Financial Statements
December 31, 1999 and 1998


(8)   UNIT TRANSACTIONS, CONTINUED



                                                                            Templeton
                                               -----------------------------------------------------------------------

                                                              Franklin                                    Franklin
                                                              Small Cap                                    Growth
                                                  Bond       Investments      Stock      International   Investments
                                               -----------  --------------  -----------  -------------- --------------
Accumulation units:
      SPVL policies:
        Unit balance at 12/31/97                        -               -            -               -              -

          Cova units purchased                          -               -            -               -              -
          Cova units redeemed                           -               -            -               -              -
          Contract units purchased                      -               -            -               -              -
          Contract units transferred, net               -               -            -               -              -
          Contract units redeemed                       -               -            -               -              -
                                               -----------  --------------  -----------  -------------- --------------
        Unit balance at 12/31/98                        -               -            -               -              -

          Cova units purchased                          -               -            -               -              -
          Cova units redeemed                           -               -            -               -              -
          Contract units purchased                     10              10           10              10             10
          Contract units transferred, net               -               -          196             200              -
          Contract units redeemed                       -               -           (1)             (1)             -
                                               -----------  --------------  -----------  -------------- --------------
        Unit balance at 12/31/99                       10              10          205             209             10
                                               ===========  ==============  ===========  ============== ==============







                             COVA FINANCIAL SERVICES
                     LIFE INSURANCE COMPANY AND SUBSIDIARIES
                 (a wholly owned subsidiary of Cova Corporation)

                        Consolidated Financial Statements

                        December 31, 1999, 1998, and 1997

                   (With Independent Auditors' Report Thereon)





                          INDEPENDENT AUDITORS' REPORT



     The Board of Directors and Shareholder
     Cova Financial Services Life Insurance Company:


     We have audited the accompanying consolidated balance sheets of Cova Financial Services Life Insurance Company and subsidiaries (a wholly owned subsidiary of Cova Corporation) (the Company) as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cova Financial Services Life Insurance Company and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.







     February 4, 2000

                 COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY
                                AND SUBSIDIARIES
                 (a wholly owned subsidiary of Cova Corporation)

                           Consolidated Balance Sheets

                           December 31, 1999 and 1998


                                       ASSETS                                1999           1998
                                                                          ------------   ------------
                                                                                (IN THOUSANDS)

Investments:
    Debt securities available-for-sale, at fair value (cost of
      $1,575,536 in 1999 and $1,375,198 in 1998)                        $   1,481,997      1,371,513
    Preferred stock - affiliate, at fair value                                  6,892          9,000
    Common stock, at fair value                                                    12             37
    Mortgage loans, net of allowance for potential loan loss
      of $1,090 in 1999 and $510 in 1998                                      376,147        312,865
    Policy loans                                                               27,778         26,295
    Other invested assets                                                       4,625             --
                                                                          ------------   ------------

             Total investments                                              1,897,451      1,719,710

Cash and cash equivalents - interest-bearing                                   86,038         94,770
Cash - noninterest-bearing                                                      5,893          5,008
Receivable from sale of securities                                              1,452          5,845
Accrued investment income                                                      24,992         21,505
Deferred policy acquisition costs                                             214,120        131,973
Present value of future profits                                                55,406         42,230
Goodwill                                                                       16,157         18,585
Deferred tax asset, net                                                        21,964          4,786
Receivable from OakRe                                                         336,376        720,904
Federal and state income taxes recoverable                                      1,190             --
Due from affiliates                                                                --        246,198
Other assets                                                                      741            829
Separate account assets                                                     2,537,962      1,832,396
                                                                          ------------   ------------

             Total assets                                               $   5,199,742      4,844,739
                                                                          ============   ============

                 COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY
                                AND SUBSIDIARIES
                 (a wholly owned subsidiary of Cova Corporation)

                     Consolidated Balance Sheets, Continued

                           December 31, 1999 and 1998



                       LIABILITIES AND SHAREHOLDER'S EQUITY                       1999           1998
                                                                              -------------  -------------
                                                                                    (IN THOUSANDS)

Liabilities:
    Policyholder deposits                                                   $    2,270,795      2,643,124
    Future policy benefits                                                          58,432         54,336
    Payable on return of collateral on loaned securities                            37,862         25,923
    Payable on purchase of securities                                                  516          1,040
    Due to affiliates                                                                4,220             --
    Federal and state income taxes payable                                              --            446
    Accounts payable and other liabilities                                          22,905         18,714
    Future purchase price payable to OakRe                                           2,898          6,976
    Guaranty fund assessments                                                        9,900          9,700
    Separate account liabilities                                                 2,537,652      1,832,394
                                                                              -------------  -------------

             Total liabilities                                                   4,945,180      4,592,653
                                                                              -------------  -------------


Shareholder's equity:
    Common stock, $2 par value.  Authorized
      5,000,000 shares; issued and outstanding
      2,899,466 shares in 1999 and 1998                                              5,799          5,799
    Additional paid-in capital                                                     260,491        220,491
    Retained earnings                                                               12,906         26,410
    Accumulated other comprehensive
      loss - net of tax                                                            (24,634)          (614)
                                                                              -------------  -------------

             Total shareholder's equity                                            254,562        252,086
                                                                              -------------  -------------

             Total liabilities and shareholder's equity                     $    5,199,742      4,844,739
                                                                              =============  =============


See accompanying notes to consolidated financial statements.


                 COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY
                                AND SUBSIDIARIES
                 (a wholly owned subsidiary of Cova Corporation)

                        Consolidated Statements of Income

                  Years ended December 31, 1999, 1998, and 1997




                                                                                     1999         1998         1997
                                                                                  -----------  -----------  -----------
                                                                                             (in thousands)

Revenues:
    Premiums                                                                    $      8,468       23,875        9,368
    Net investment income                                                            131,372      127,812      111,661
    Net realized (losses) gains on sales
      of investments                                                                 (20,214)      (1,600)         563
    Separate account fees                                                             30,999       20,820       12,455
    Other income                                                                       6,142        1,197        2,400
                                                                                  -----------  -----------  -----------

             Total revenues                                                          156,767      172,104      136,447
                                                                                  -----------  -----------  -----------

Benefits and expenses:
    Interest on policyholder deposits                                                102,274       93,759       81,129
    Current and future policy benefits                                                27,409       25,225       11,496
    Operating and other expenses                                                      37,270       20,151       16,179
    Amortization of purchased
      intangible assets                                                                6,087        6,309        6,697
    Amortization of deferred policy
      acquisition costs                                                                3,621        9,393        6,307
                                                                                  -----------  -----------  -----------

             Total benefits and expenses                                             176,661      154,837      121,808
                                                                                  -----------  -----------  -----------

             (Loss) income before income taxes                                       (19,894)      17,267       14,639
                                                                                  -----------  -----------  -----------

Income tax (benefit) expense:
    Current                                                                           (2,146)      (1,576)       1,951
    Deferred                                                                          (4,244)       4,949        3,710
                                                                                  -----------  -----------  -----------

             Total income tax (benefit) expense                                       (6,390)       3,373        5,661
                                                                                  -----------  -----------  -----------

             Net (loss) income                                                  $    (13,504)      13,894        8,978
                                                                                  ===========  ===========  ===========


See accompanying notes to consolidated financial statements.

                 COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY
                                AND SUBSIDIARIES
                 (a wholly owned subsidiary of Cova Corporation)

                 Consolidated Statements of Shareholder's Equity

                  Years ended December 31, 1999, 1998, and 1997


                                                                                      1999         1998         1997
                                                                                   -----------  -----------  -----------
                                                                                              (in thousands)
Common stock, balance at beginning
    and end of period                                                            $      5,799        5,799        5,799
                                                                                   -----------  -----------  -----------

Additional paid-in capital:
    Balance at beginning of period                                                    220,491      191,491      166,491
    Capital contribution                                                               40,000       29,000       25,000
                                                                                   -----------  -----------  -----------

Balance at end of period                                                              260,491      220,491      191,491
                                                                                   -----------  -----------  -----------

Retained earnings:
    Balance at beginning of period                                                     26,410       12,516        3,538
    Net (loss) income                                                                 (13,504)      13,894        8,978
                                                                                   -----------  -----------  -----------

Balance at end of period                                                               12,906       26,410       12,516
                                                                                   -----------  -----------  -----------

Accumulated other comprehensive (loss) income:
    Balance at beginning of period                                                       (614)       2,732         (784)
    Change in unrealized (depreciation) appreciation
      of debt and equity securities                                                   (91,987)     (14,571)      14,077
    Deferred federal income tax impact                                                 12,934        1,801       (1,893)
    Change in deferred policy acquisition costs attributable
      to unrealized depreciation (appreciation)                                        39,975        6,996       (5,342)
    Change in present value of future profits
      attributable to unrealized depreciation (appreciation)                           15,058        2,428       (3,326)
                                                                                   -----------  -----------  -----------

Balance at end of period                                                              (24,634)        (614)       2,732
                                                                                   -----------  -----------  -----------

             Total shareholder's equity                                          $    254,562      252,086      212,538
                                                                                   ===========  ===========  ===========

Total comprehensive (loss) income:
    Net (loss) income                                                            $    (13,504)      13,894        8,978
    Other comprehensive (loss) income (change in net unrealized
      (depreciation) appreciation of debt and equity securities)                      (24,020)      (3,346)       3,516
                                                                                   -----------  -----------  -----------

             Total comprehensive (loss) income                                   $    (37,524)      10,548       12,494
                                                                                   ===========  ===========  ===========


See accompanying notes to consolidated financial statements.


                 COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY
                                AND SUBSIDIARIES
                 (a wholly owned subsidiary of Cova Corporation)

                      Consolidated Statements of Cash Flows

                  Years ended December 31, 1999, 1998, and 1997


                                                                                   1999           1998           1997
                                                                              -------------  --------------  ------------
                                                                                                   (in thousands)

Reconciliations of net income to net cash provided by operating activities:
      Net income (loss)                                                     $      (13,504)         13,894         8,978
      Adjustments to reconcile net income to net
        cash provided by operating activities:
           Increase in future policy benefits                                        4,096          15,975         6,019
           Increase (decrease) in payables and
             accrued liabilities                                                     1,620          (9,419)       (9,278)
           Increase in accrued investment income                                    (1,483)           (903)       (5,591)
           Amortization of intangible assets and
             deferred policy acquisition costs                                      14,963          15,702        13,004
           Amortization and accretion of securities
             premiums and discounts                                                    (59)         (1,767)        1,664
           Decrease in recapture commissions payable to OakRe                       (4,078)         (5,197)       (4,837)
           Net SPDA benefits recaptured from RGA                                    14,043              --            --
           Net realized loss (gain) on sale of investments                          20,214           1,600          (563)
           Interest accumulated on policyholder deposits                           102,274          93,759        81,129
           (Decrease) increase in current and
             deferred federal income taxes                                          (1,360)          4,083         5,022
           Separate account net income                                                   1             (12)       (2,637)
           Commissions and expenses deferred                                       (45,793)        (50,044)      (46,142)
           Other                                                                    (8,720)         (2,011)        2,413
                                                                              -------------  --------------  ------------

             Net cash provided by operating activities                              82,214          75,660        49,181
                                                                              -------------  --------------  ------------

Cash flows from investing activities:
    Cash used in the purchase of investment securities                            (560,288)       (733,049)     (809,814)
    Proceeds from investment securities sold and matured                           478,398         642,481       382,783
    Other                                                                           (3,524)         (1,159)       15,400
                                                                              -------------  --------------  ------------

             Net cash used in investing activities                          $      (85,414)        (91,727)     (411,631)
                                                                              -------------  --------------  ------------

See accompanying notes to consolidated financial statements.


                 COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY
                                AND SUBSIDIARIES
                 (a wholly owned subsidiary of Cova Corporation)

                Consolidated Statements of Cash Flows, Continued

                  Years ended December 31, 1999, 1998, and 1997


                                                                                  1999           1998           1997
                                                                              -------------  --------------  ------------
                                                                                                   (in thousands)

Cash flows from financing activities:
    Policyholder deposits                                                   $      740,599       1,014,075       841,174
    Transfers from OakRe                                                           441,742         812,520       637,168
    Transfer to separate accounts                                                 (404,241)       (789,872)     (450,303)
    Return of policyholder deposits                                               (878,516)       (889,202)     (597,425)
    Proceeds from security collateral on securities lending                         11,939          25,923            --
    Transfers from (to) RGA                                                         43,830        (103,175)     (120,411)
    Capital contributions received                                                  40,000          29,000        25,000
                                                                              -------------  --------------  ------------

             Net cash (used) provided by financing activities                       (4,647)         99,269       335,203
                                                                              -------------  --------------  ------------

             (Decrease) increase in cash and
               cash equivalents                                                     (7,847)         83,202       (27,247)

Cash and cash equivalents at beginning of period                                    99,778          16,576        43,823
                                                                              -------------  --------------  ------------

Cash and cash equivalents at end of period                                  $       91,931          99,778        16,576
                                                                              =============  ==============  ============


See accompanying notes to consolidated financial statements.

                 COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY
                                AND SUBSIDIARIES
                 (a wholly owned subsidiary of Cova Corporation)

                   Notes to Consolidated Financial Statements

                        December 31, 1999, 1998, and 1997





  (1)   NATURE OF BUSINESS AND ORGANIZATION

              NATURE OF THE BUSINESS

              Cova Financial Services Life Insurance Company (CFSLIC) and subsidiaries (the Company) market and service single premium deferred annuities, immediate annuities, variable annuities, term life, single premium variable universal life, and single premium whole life insurance policies. The Company is licensed to do business in 47 states and the District of Columbia. Most of the policies issued present no significant mortality nor longevity risk to the Company, but rather represent investment deposits by the policyholders. Single premium whole life insurance policies provide policy beneficiaries with mortality benefits amounting to a multiple, which declines with age, of the original premium.

              Under the deferred fixed annuity contracts, interest rates credited to policyholder deposits are guaranteed by the Company for periods from one to ten years, but in no case may renewal rates be less than 3%. The Company may assess surrender fees against amounts withdrawn prior to scheduled rate reset and adjust account values based on current crediting rates. Policyholders also may incur certain federal income tax penalties on withdrawals.

              Under the variable annuity contracts, policyholder deposits are allocated to various separate account sub-accounts or the general accounts. A sub-account is valued at the sum of market values of the securities in its underlying investment portfolio. The contract value allocated to a sub-account will fluctuate based on the performance of the sub-accounts. The contract value allocated to the general accounts is credited with a fixed interest rate for a specified period. The Company may assess surrender fees against amounts withdrawn prior to the end of the withdrawal charge period. Policyholders also may incur certain federal income tax penalties on withdrawals.

              Under the single premium variable life contracts, policyholder deposits are allocated to various separate account sub-accounts. The account value allocated to a sub-account will fluctuate based on the performance of the sub-accounts. The Company guarantees a minimum death benefit to be paid to the beneficiaries upon the death of the insured. The Company may assess surrender fees against amounts withdrawn prior to the end of the surrender charge period. A deferred premium tax may also be assessed against amounts withdrawn in the first ten years. Policyholders may also incur certain federal income tax penalties on withdrawals.

              Under the term life insurance policies, policyholders pay a level premium over a certain period of time to guarantee a death benefit will be paid to the beneficiaries upon the death of the insured. This policy has no cash accumulation available to the policyholder.

              Although the Company markets its products through numerous distributors, including regional brokerage firms, national brokerage firms, and banks, approximately 86%, 89%, and 73% of the Company's sales have been through two specific brokerage firms, A.
              G. Edwards & Sons, Incorporated and Edward Jones & Company, in 1999, 1998, and 1997, respectively.

              ORGANIZATION

              The Company is a wholly owned subsidiary of Cova Corporation, which is a wholly owned subsidiary of General American Life Insurance Company (GALIC), a Missouri domiciled life insurance company. GALIC is a wholly owned subsidiary of GenAmerica Corporation, which in turn is wholly owned by the ultimate parent, General American Mutual Holding Company (GAMHC). The Company owns 100% of the outstanding shares of two subsidiaries, First Cova Life Insurance Company (a New York domiciled insurance company) (FCLIC) and Cova Financial Life Insurance Company (a California domiciled insurance company) (CFLIC).

              On August 26, 1999, GAMHC entered into a definitive agreement, whereby Metropolitan Life Insurance Company (MetLife), a New York domiciled life insurance company, will acquire GenAmerica Corporation and all its holdings for $1.2 billion in cash. The purchase was approved by the Missouri Director of Insurance on November 10, 1999. The purchase, however, was not consummated as of December 31, 1999, and, as a result, these financial statements do not reflect purchase accounting treatment of this transaction.

  (2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              BASIS OF PRESENTATION

              The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) and include the accounts and operations of the Company. Significant intercompany transactions have been eliminated. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ from these estimates.

              DEBT SECURITIES

              Investments in all debt securities with readily determinable market values are classified into one of three categories: held to maturity, trading, or available-for-sale. Classification of investments is based on management's current intent. All debt securities at December 31, 1999 and 1998 were classified as available-for-sale. Securities available-for-sale are carried at fair value, with unrealized holding gains and losses reported as accumulated other comprehensive income in the shareholder's equity, net of deferred effects of income tax and related effects on deferred acquisition costs and present value of future profits.

              Amortization of the discount or premium from the purchase of mortgage-backed bonds is recognized using a level-yield method which considers the estimated timing and amount of prepayments of the underlying mortgage loans. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments previously anticipated and the actual prepayments received and currently anticipated. When such a difference occurs, the net investment in the mortgage-backed bond is adjusted to the amount that would have existed had the new effective yield been applied since the acquisition of the bond, with a corresponding charge or credit to interest income (the "retrospective method").

              A realized loss is recognized and charged against income if the Company's carrying value in a particular investment in the available-for-sale category has experienced a significant decline in fair value that is deemed to be other than temporary.

              Investment income is recorded when earned. Realized capital gains and losses on the sale of investments are determined on the basis of specific costs of investments and are credited or charged to income. Gains or losses on financial future or option contracts which qualify as hedges of investments are treated as basis adjustments and are recognized in income over the life of the hedged investments.

              SECURITIES LENDING

              The Company recognizes on its consolidated balance sheet cash related to collateral controlled on securities lending transactions and a corresponding obligation to return such collateral at the termination of such transactions.

              PREFERRED STOCK - AFFILIATE

              Preferred stock represents an investment in nonredeemable preferred stock in GenAmerica Management Company, an affiliate. The security is carried at fair value, which is determined primarily through published quotes of trading values. Changes to adjust the carrying value are reported directly in shareholder's equity. Other-than-temporary declines below cost are recorded as realized losses.

              COMMON STOCK

              Common stock represents an investment in common stock warrants. The security is carried at fair value, which is determined primarily through published quotes of trading values. Changes to adjust the carrying value are reported directly in shareholder's equity. Other-than-temporary declines below cost are recorded as realized losses.

              MORTGAGE LOANS AND POLICY LOANS

              Mortgage loans and policy loans are carried at their unpaid principal balances. An allowance for mortgage loan losses is established based on an evaluation of the mortgage loan portfolio, past credit loss experience, and current economic conditions.

              Reserves for loans are established when the Company determines that collection of all amounts due under the contractual terms is doubtful and are calculated in conformity with Statement of Financial Accounting Standards (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan -Income Recognition and Disclosures.

              The Company had no impaired loans at December 31, 1999. The valuation allowance for potential losses on mortgage loans was $1,090,000 and $510,000 at December 31, 1999 and 1998,
              respectively.

              OTHER INVESTED ASSETS

              Other invested assets consist of investments in joint ventures in real estate.

              CASH AND CASH EQUIVALENTS

              Cash and cash equivalents include currency and demand deposits in banks, U.S. Treasury bills, money market accounts, and commercial paper with maturities under 90 days, which are not otherwise restricted.

              SEPARATE ACCOUNT ASSETS

              Separate accounts contain segregated assets of the Company that are specifically assigned to variable annuity or life policyholders in the separate accounts and are not available to other creditors of the Company. The earnings of separate account investments are also assigned to the policyholders in the separate accounts, and are not guaranteed or supported by the other general investments of the Company. The Company earns mortality and expense risk fees from the separate account and assesses withdrawal charges in the event of early withdrawals. Separate account assets are carried at fair value.

              In order to provide for optimum policyholder returns and to allow for the replication of the investment performance of existing "cloned" mutual funds, the Company has periodically transferred capital to the separate account to provide for the initial purchase of investments in new portfolios. As additional funds have been received through policyholder deposits, the Company has periodically reduced its capital investment in the separate accounts. The Company's capital investment in the separate accounts as of December 31, 1999 and 1998 is presented in note 3.

              DEFERRED POLICY ACQUISITION COSTS

              The costs of acquiring new business which vary with and are directly related to the production of new business, principally commissions, premium taxes, sales costs, and certain policy issuance and underwriting costs, are deferred. The Company sets a limit on the deferral of acquisition costs incurred from internal marketing and wholesaling operations in any year at 1% to 1.5% of premiums and deposits receipts, varying according to specific product. This limit is based on typical market rates of independent marketing service and wholesaling organizations. This practice also avoids possible deferral of costs in excess of amounts recoverable.

              The costs deferred are amortized in proportion to estimated future gross profits derived from investment income, realized gains and losses on sales of securities, unrealized securities gains and losses, interest credited to accounts, surrender fees, mortality costs, and policy maintenance expenses. The estimated gross profit streams are periodically reevaluated and the unamortized balance of deferred policy acquisition costs is adjusted to the amount that would have existed had the actual experience and revised estimates been known and applied from the inception of the policies and contracts. The amortization and adjustments resulting from unrealized gains and losses are not recognized currently in income but as an offset to the accumulated other comprehensive income component of shareholder's equity. The amortization period is the remaining life of the policies, which is estimated to be 20 years from the date of original policy issue.

              The components of deferred policy acquisition costs are shown below.

                                                                                    1999          1998          1997
                                                                                 ------------  ------------ -------------
                                                                                             (IN THOUSANDS)

              Deferred policy acquisition costs, beginning of period           $   131,973        84,326       49,833
              Commissions and costs deferred                                        45,793        50,044       46,142
              Amortization                                                          (3,621)       (9,393)      (6,307)
              Deferred policy acquisition costs attributable to
                  unrealized depreciation (appreciation) of investments             39,975         6,996       (5,342)
                                                                                 ------------  ------------ -------------

              Deferred policy acquisition costs, end of period                 $   214,120       131,973       84,326
                                                                                 ============  ============ =============

              Costs expensed that exceeded the established deferred
                  limit                                                        $     9,789         4,933        3,016
                                                                                 ============  ============ =============

              PURCHASE-RELATED INTANGIBLE ASSETS AND LIABILITIES

              In accordance with the purchase method of accounting for business combinations, two intangible assets and a future payable related to accrued purchase price consideration were established as of the date the Company was purchased by GALIC.

                  Present Value of Future Profits

                  The Company established an intangible asset which represents the present value of future profits (PVFP) to be derived from both the purchased and transferred blocks of business. Certain estimates were utilized in the computation of this asset including estimates of future policy retention, investment income, interest credited to policyholders, surrender fees, mortality costs, and policy maintenance costs discounted at a pretax rate of 18% (12% net after tax).

                  In addition, as the Company has the option of retaining its single premium deferred annuity (SPDA) policies after they reach their next interest rate reset date and are recaptured from OakRe, a component of this asset represents estimates of future profits on recaptured business. This asset will be amortized in proportion to estimated future gross profits derived from investment income, realized gains and losses on sales of securities, unrealized securities appreciation and depreciation, interest credited to accounts, surrender fees, mortality costs, and policy maintenance expenses. The estimated gross profit streams are periodically reevaluated and the unamortized balance of PVFP will be adjusted to the amount that would have existed had the actual experience and revised estimates been known and applied from inception. The amortization and adjustments resulting from unrealized appreciation and depreciation are not recognized currently in income but as an offset to the accumulated other comprehensive income reflected as a separate component of shareholder's equity. The amortization period is the remaining life of the policies, which is estimated to be 20 years from the date of original policy issue.

                  Based on current assumptions, amortization of the original in-force PVFP asset, expressed as a percentage of the original in-force asset, is projected to be 7.6%, 7.7%, 7.5%, 6.8%, and 6.4% for the years ended December 31, 2000 through 2004, respectively. Actual amortization incurred during these years may be more or less as assumptions are modified to incorporate actual results. The average crediting rate on the original in-force PVFP asset is 6.8% for 1999, 1998 and 1997.

                  The components of PVFP are shown below.

                                                                                    1999          1998          1997
                                                                                 ------------  ------------ -------------
                                                                                             (IN THOUSANDS)
                  PVFP - beginning of period                                   $    42,230        41,486        46,389
                  Interest credited                                                  2,695         2,864         3,029
                  Amortization                                                      (4,577)       (4,548)       (4,606)
                  Present value of future profits attributable to unrealized depreciation (appreciation) of investments
                                                                                    15,058         2,428        (3,326)
                                                                                 ------------  ------------ -------------

                  PVFP - end of period                                         $    55,406        42,230        41,486
                                                                                 ============  ============ =============

                  Goodwill

                  Under the push-down method of purchase accounting, the excess of purchase price over the fair value of tangible and intangible assets and liabilities acquired is established as an asset and referred to as goodwill. The Company has elected to amortize goodwill on the straight-line basis over a 20-year period. The components of goodwill are shown below.


                                                                                      1999         1998         1997
                                                                                   -----------  ------------ ------------
                                                                                              (IN THOUSANDS)

                  Goodwill - beginning of period                                 $    18,585       19,717       20,849
                  Amortization                                                        (1,132)      (1,132)      (1,132)
                  Experience adjustment to future purchase price payable to
                      OakRe                                                           (1,296)          --           --
                                                                                   -----------  ------------ ------------

                  Goodwill - end of period                                       $    16,157       18,585       19,717
                                                                                   ===========  ============ ============

                  Future Payable

                  Pursuant to the financial reinsurance agreement with OakRe, the receivable from OakRe becomes due in installments when the SPDA policies reach their next crediting rate reset date. For any recaptured policies that continue in force into the next guarantee period, the Company will pay a commission to OakRe of 1.75% up to 40% of policy account values originally reinsured and 3.50% thereafter. On policies that are recaptured and subsequently exchanged to a variable annuity policy, the Company will pay a commission to OakRe of 0.50%.

                  The Company has recorded a future payable that represents the present value of the anticipated future commission payments payable to OakRe over the remaining life of the financial reinsurance agreement discounted at an estimated borrowing rate of 6.50%. This liability represents a contingent purchase price payable for the policies transferred to OakRe on the purchase date and has been pushed down to the Company through the financial reinsurance agreement. The Company expects that this payable will be substantially extinguished by the end of the year 2000.

                  The components of this future payable are shown below.

                                                                                      1999         1998         1997
                                                                                   -----------  ------------  ----------
                                                                                              (IN THOUSANDS)

                  Future payable - beginning of period                           $     6,976       12,173       16,051
                  Interest added                                                         378          629          959
                  Payments to OakRe                                                   (3,160)      (5,826)      (4,837)
                  Experience adjustment to future purchase price
                      payable to OakRe                                                (1,296)          --           --
                                                                                   -----------  ------------ -----------

                  Future payable - end of period                                 $     2,898        6,976       12,173
                                                                                   ===========  ============ ===========

              DEFERRED TAX ASSETS AND LIABILITIES

              Xerox Financial Services, Inc. (XFSI) (previous parent of the Company) and GALIC agreed to file an election to treat the acquisition of the Company as an asset acquisition under the provisions of Internal Revenue Code Section 338(h)(10). As a result of that election, the tax basis of the Company's assets as of the date of acquisition was revalued based upon fair market values. The principal effect of the election was to establish a tax asset on the tax-basis consolidated balance sheet of approximately $37.9 million for the value of the business acquired that is amortizable for tax purposes over ten to fifteen years.

              POLICYHOLDER DEPOSITS

              The Company recognizes its liability for policy amounts that are not subject to policyholder mortality nor longevity risk at the stated contract value, which is the sum of the original deposit and accumulated interest, less any withdrawals. The average weighted interest crediting rate on the Company's policyholder deposits as of December 31, 1999 was 5.9%.

              FUTURE POLICY BENEFITS

              Reserves are held for future policy benefits that subject the Company to risks to make payments contingent upon the continued survival of an individual or couple (longevity risk). These reserves are valued at the present value of estimated future benefits discounted for interest, expenses, and mortality. The assumed mortality is the 1983 Individual Annuity Mortality Tables discounted at 4.50% to 8.00%, depending upon date of issue.

              Current mortality benefits payable are recorded for reported claims and estimates of amounts incurred but not reported.

              PREMIUM REVENUE

              The Company recognizes premium revenue at the time of issue on annuity policies that subject it to longevity risks. Amounts collected on annuity policies not subject to longevity risk are recorded as increases in the policyholder deposits liability. For term and single premium variable life products, premiums are recognized as revenue when due.

              OTHER INCOME

              Other income consists primarily of policy surrender charges and fees from a modified coinsurance agreement with GALIC.

              FEDERAL INCOME TAXES

              The Company files a consolidated income tax return with its subsidiaries. Allocations of federal income taxes are based upon separate return calculations.

              Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

              COMPREHENSIVE INCOME

              The Company reports and presents comprehensive income and its components in accordance with SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 has no impact on the Company's consolidated net income or shareholder's equity. The Company's only component of accumulated other comprehensive income relates to unrealized appreciation or depreciation on debt and equity securities held at available-for-sale.

              RISKS AND UNCERTAINTIES

              In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the balance sheet and revenues and expenses for the period.
              Actual results could differ significantly from those estimates.

              The following elements of the consolidated financial statements are most affected by the use of estimates and assumptions:

                    O    Investment valuation
                    O    Amortization of deferred policy acquisition costs
                    O    Amortization of present value of future profits
                    O    Recoverability of goodwill

              The fair value of the Company's investments is subject to the risk that interest rates will change and cause a temporary increase or decrease in the liquidation value of debt securities. To the extent that fluctuations in interest rates cause the cash flows of assets and liabilities to change, the Company might have to liquidate assets prior to their maturity and recognize a gain or loss. Interest rate exposure for the investment portfolio is managed through asset/liability management techniques which attempt to control the risks presented by differences in the probable cash flows and reinvestment of assets with the timing of crediting rate changes in the Company's policies and contracts. Changes in the estimated prepayments of mortgage-backed securities also may cause retrospective changes in the amortization period of securities and the related recognition of income.

              The amortization of deferred policy acquisition costs is based on estimates of long-term future gross profits from existing policies. These gross profits are dependent upon policy retention and lapses, the spread between investment earnings and crediting rates, and the level of maintenance expenses. Changes in circumstances or estimates may cause retrospective adjustment to the periodic amortization expense and the carrying value of the deferred expense.

              In a similar manner, the amortization of PVFP is based on estimates of long-term future profits from existing policies when the Company was purchased by GALIC and policies recaptured from OakRe. These gross profits are dependent upon policy retention and lapses, the spread between investment earnings and crediting rates, and the level of maintenance expenses. Changes in circumstances or estimates may cause retrospective adjustment to the periodic amortization expense and the carrying value of the asset.

              The Company has considered the recoverability of goodwill and has concluded that no circumstances have occurred which would give rise to impairment of goodwill at December 31, 1999.

              FAIR VALUE OF FINANCIAL INSTRUMENTS

              SFAS No. 107, Disclosures About Fair Value of Financial Instruments, applies fair value disclosure practices with regard to financial instruments, both assets and liabilities, for which it is practical to estimate fair value. In cases where quoted market prices are not readily available, fair values are based on estimates that use present value or other valuation techniques.

              These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could cause these estimates to vary materially. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, might not be realized in the immediate settlement of the instruments. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Because of this, and further because the value of a business is also based upon its anticipated earning power, the aggregate fair value amounts represented do not present the underlying value of the Company.

              The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

                  Cash and Cash Equivalents, Short-term Investments, and Accrued Investment Income

                  The carrying value amounts reported in the consolidated balance sheets for these instruments approximate their fair values. Short-term debt securities are considered available-for-sale.

                  Investment Securities and Mortgage Loans
                  (Including Mortgage-backed Securities)

                  Fair values of debt securities are based on quoted market prices, where available. For debt securities not actively traded, fair value estimates are obtained from independent pricing services. In some cases, such as private placements, certain mortgage-backed securities, and mortgage loans, fair values are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments (see note 3 for fair value disclosures).

                  Policy Loans

                  Fair values of policy loans approximate carrying value as the interest rates on the majority of policy loans are reset periodically and, therefore, approximate current interest rates.

                  Interest Rate Swaps and Financial Futures Contracts

                  The fair value of interest rate swaps and financial futures contracts are the amounts the Company would receive or pay to terminate the contracts at the reporting date, thereby taking into account the current unrealized gains or losses of open contracts. Amounts are based on quoted market prices or pricing models or formulas using current assumptions (see note 5 for fair value disclosures).

                  Investment Contracts

                  The Company's policy contracts require the beneficiaries to commence receipt of payments by the later of age 85 or 10 years after purchase, and substantially all permit earlier surrenders, generally subject to fees and adjustments. Fair values for the Company's liabilities for investment type contracts (policyholder deposits) are estimated as the amount payable on demand. As of December 31, 1999 and 1998, the cash surrender value of policyholder deposits was approximately $84.9 million and $103.7 million less than their stated carrying value. Of the contracts permitting surrender, substantially all provide the option to surrender without fee or adjustment during the 30 days following reset of guaranteed crediting rates. The Company has not determined a practical method to determine the present value of this option.

                  All of the Company's deposit obligations are fully guaranteed by its parent, GALIC, and the receivable from OakRe equal to the SPDA obligations is guaranteed by OakRe's parent, XFSI.

              REINSURANCE

              Effective July 25, 1999, the Company entered into a modified coinsurance reinsurance agreement with MetLife. Under the reinsurance agreement, the Company ceded life insurance and annuity business that was issued or renewed from July 25, 1999 through December 31, 1999 to MetLife amounting to $259 million. Net earnings to MetLife from that business are experience refunded to the Company. The agreement does not meet the conditions for reinsurance accounting under GAAP. In substance, the agreement represents a guarantee by MetLife of new business and renewed SPDA business during this period. There was no impact on the Company's financial statements resulting from the reinsurance transaction with MetLife.

              Effective January 1, 1998, the Company entered into a modified coinsurance financial reinsurance agreement with GALIC. The reinsurance agreement provided that the Company would reinsurance a block of "stable value" annuity business issued by GALIC on a 36% coinsurance basis amounting to $88 million and $635 million in 1999 and 1998, respectively. The agreement does not meet the conditions for reinsurance accounting under GAAP, and no assets were transferred. Effective July 1, 1999, the Company terminated the financing reinsurance agreement with GALIC. The Company recognized income of $1.6 million from this transaction in both 1999 and 1998.

              Effective January 1, 1997, the Company entered into a financial reinsurance agreement with RGA Reinsurance Company (RGA), an affiliate, related to certain of the Company's single premium deferred annuity products, and transferred assets equal to 60% of deposits received. The agreement does not meet the conditions for reinsurance accounting under GAAP. Deposits reinsured under the contract were approximately $219 million at December 31, 1998, and are reflected as policyholder deposits of the Company and a "Due from affiliate" asset in the consolidated balance sheets.

              On January 31, 1999, the Company suspended ceding new business to RGA, and on November 30, 1999, the Company recaptured all of the obligations and related investments from RGA. The Company recognized an operating expense of $12.6 million related to the recapture.

              On June 1, 1995, when GALIC formed Cova Corporation and purchased CSFLIC, then known as Xerox Financial Services Life Insurance Company (XFSLIC), from XFSI, a wholly owned subsidiary of Xerox Corporation, it entered into a financing reinsurance transaction with OakRe Life Insurance Company (OakRe), then a subsidiary of XFSLIC, for OakRe to assume the economic benefits and risks of the existing single premium deferred annuity deposits of XFSLIC. Ownership of OakRe was retained by XFSI subsequent to the sale of XFSLIC and other affiliates.

              In substance, terms of the agreement have allowed the seller, XFSI, to retain substantially all of the existing financial benefits and risks of the existing business, while the purchaser, GALIC, obtained the corporate operating and product licenses, marketing, and administrative capabilities of the Company and access to the retention of the policyholder deposit base that persists beyond the next crediting rate reset date.

              The financing reinsurance agreement entered into with OakRe as condition to the purchase of the Company does not meet the criteria for reinsurance accounting under GAAP. The net assets initially transferred to OakRe were established as a receivable and are subsequently increased as interest accrued on the underlying deposits and decrease as funds are transferred back to the Company when policies reach their crediting rate reset date or benefits are claimed. The receivable from OakRe to the Company that was created by this transaction will be liquidated over the remaining crediting rate guaranty periods which will be substantially expired by mid-year 2000, and completely by mid-year 2002. The liquidations transfer cash daily in the amount of the then current account value, less a recapture commission fee to OakRe on policies retained beyond their 30-day-no-fee surrender window by the Company, upon the next crediting rate reset date of each annuity policy. The Company may then reinvest that cash for those policies that are retained and thereafter assume the benefits and risks of those deposits.

              In the event that both OakRe and XFSI default on the receivable, the Company may draw funds from a standby bank irrevocable letter of credit established by XFSI in the amount of $500 million. No funds were drawn on this letter of credit since inception of the agreement.

              RECENTLY ISSUED ACCOUNTING STANDARD

              SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, issued in June 1998, requires all derivative financial instruments to be recorded on the balance sheet at estimated fair value. The Company's present accounting policies applies such accounting treatment only to marketable securities as defined under SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, and to off-balance sheet derivative instruments. SFAS No. 133 will broaden the definition of derivative instruments to include all classes of financial assets and liabilities. It also will require separate disclosure of identifiable derivative instruments embedded in hybrid securities. The change in the fair value of derivative instruments is to be recorded each period either in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, on the type of hedge transaction.

              In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No. 133. SFAS No. 137 defers for one year the effective date of Statement of SFAS No 133, Accounting for Derivative Instruments and Hedging Activities. The Company plans to adopt the provision of SFAS No. 133 effective January 1, 2001. At this time the Company does not believe it will have a material effect on the Company's consolidated financial position or results of operations.

              OTHER

              Certain 1998 and 1997 amounts have been reclassified to conform to the 1999 presentation.

  (3)  INVESTMENTS

       The Company's investments in debt and equity securities are considered available-for-sale and carried at estimated fair value, with the aggregate unrealized appreciation or depreciation being recorded as a separate component of shareholder's equity. The amortized cost, estimated fair value, and carrying value of investments at December 31, 1999 and 1998, are as follows:

                                                                               1999
                                           -----------------------------------------------------------------------------
                                                               GROSS          GROSS         ESTIMATED
                                             AMORTIZED      UNREALIZED      UNREALIZED         FAIR         CARRYING
                                               COST            GAINS          LOSSES          VALUE           VALUE
                                           --------------  -------------- --------------- --------------- --------------
                                                                          (IN THOUSANDS)
        Debt securities:
            U.S. treasury securities     $       28,209             35         (2,665)          25,579          25,579
            Government agency
            obligations                          34,121             76           (318)          33,879          33,879
            Corporate securities              1,040,309          1,901        (60,641)         981,569         981,569
            Mortgage-backed
                securities                      199,979             42         (7,335)         192,686         192,686
            Asset-backed securities             272,918            389        (25,023)         248,284         248,284
                                           --------------  -------------- --------------- --------------- --------------

                Total debt securities         1,575,536          2,443        (95,982)       1,481,997       1,481,997

        Preferred stock - affiliate               9,000             --         (2,108)           6,892           6,892
        Common stock                                 37             --            (25)              12              12
        Mortgage loans (net)                    376,147             --         (1,979)         374,168         376,147
        Other invested assets                     4,625             --             --            4,625           4,625
        Policy loans                             27,778             --             --           27,778          27,778
                                           --------------  -------------- --------------- --------------- --------------

                Total investments        $    1,993,123          2,443       (100,094)       1,895,472       1,897,451
                                           ==============  ============== =============== =============== ==============

        Company's beneficial interest
            in separate accounts
                                         $          310             --             --              310             310
                                           ==============  ============== =============== =============== ==============



                                                                               1998
                                           -----------------------------------------------------------------------------
                                                               GROSS          GROSS         ESTIMATED
                                             AMORTIZED      UNREALIZED      UNREALIZED         FAIR         CARRYING
                                               COST            GAINS          LOSSES          VALUE           VALUE
                                           --------------  -------------- --------------- --------------- --------------
                                                                          (IN THOUSANDS)
        Debt securities:
            U.S. treasury securities     $       28,288            249            (84)          28,453          28,453
            Government agency
            obligations                          53,869          1,015             (1)          54,883          54,883
            Corporate securities                902,139         16,583        (24,799)         893,923         893,923
            Mortgage-backed
                securities                      253,704          2,118         (1,570)         254,252         254,252
            Asset-backed securities             137,198          3,087           (283)         140,002         140,002
                                           --------------  -------------- --------------- --------------- --------------

                Total debt securities         1,375,198         23,052        (26,737)       1,371,513       1,371,513

        Preferred stock - affiliate               9,000             --             --            9,000           9,000
        Common stock                                 37             --             --               37              37
        Mortgage loans (net)                    312,865         17,500             --          330,365         312,865
        Policy loans                             26,295             --             --           26,295          26,295
                                           --------------  -------------- --------------- --------------- --------------

                Total investments        $    1,723,395         40,552        (26,737)       1,737,210       1,719,710
                                           ==============  ============== =============== =============== ==============

        Company's beneficial interest
            in separate accounts
                                         $            2             --             --                2               2
                                           ==============  ============== =============== =============== ==============


        The amortized cost and estimated fair value of debt securities at December 31, 1999, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Maturities of mortgage-backed securities will be substantially shorter than their contractual maturity because they require monthly principal installments and mortgagees may prepay principal.



                                                                           1999
                                                                ------------------------------
                                                                                 ESTIMATED
                                                                 AMORTIZED         FAIR
                                                                    COST          VALUE
                                                                --------------  --------------
                                                                      (IN THOUSANDS)

        Less than one year                                    $       65,222          65,553
        Due after one year through five years                        513,181         488,850
        Due after five years through ten years                       504,184         465,079
        Due after ten years                                          292,970         269,828
        Mortgage-backed securities                                   199,979         192,687
                                                                --------------  --------------

                      Total                                   $    1,575,536       1,481,997
                                                                ==============  ==============

        At December 31, 1999, approximately 91.1% of the Company's debt securities are investment grade or are nonrated but considered to be of investment grade. Of the 8.9% noninvestment grade debt securities, 7.3% are rated as BB, 0.8% are rated as B, and 0.8% are rated C and treated as impaired.

        At December 31, 1999, the Company had nine impaired debt securities with estimated fair value of $9.4 million, of which seven debt securities, with estimated fair value of $8.1 million, became non-income producing in 1999. At December 31, 1998, the Company had two impaired debt securities with estimated value of $2.1 million, of which one debt security, with estimated fair value of $0.5 million, became non-income producing.

        The Company participates in a securities lending program whereby certain securities are loaned to third parties, primarily major brokerage firms. The agreement with a custodian bank facilitating such lending requires a minimum of 102% of the initial market value of the domestic loaned securities to be maintained in a collateral pool. To further minimize the credit risk related to this lending program, the Company monitors the financial condition of the counterparties to these agreements. Securities loaned at December 31, 1999 had market values totaling $36,957,975. Cash of $37,861,652 was held as collateral to secure this agreement. Income on the Company's security lending program in 1999 was immaterial.

        The components of investment income, realized capital gains (losses), and unrealized appreciation (depreciation) are as follows:

                                                                                    1999          1998          1997
                                                                                 ------------  ------------ -------------
                                                                                             (IN THOUSANDS)
        Income on debt securities                                              $   100,969        94,876        84,203
        Income on cash and cash equivalents                                          2,459         2,720         2,265
        Income on equity securities                                                    563            --            --
        Interest on mortgage loans                                                  27,161        28,650        24,890
        Income on real estate                                                          103            --            --
        Income on policy loans                                                       2,136         1,980         1,852
        Income on separate account investments                                          --            13         2,637
        Loss on derivatives                                                             --            --        (2,035)
        Miscellaneous interest                                                         335         1,715          (215)
                                                                                 ------------  ------------ -------------

                      Total investment income                                      133,726       129,954       113,597
        Investment expenses                                                         (2,354)       (2,142)       (1,936)
                                                                                 ------------  ------------ -------------

                      Net investment income                                    $   131,372       127,812       111,661
                                                                                 ============  ============ =============


        Net realized capital (losses) gains are as follows:
            Debt securities                                                    $   (20,011)       (1,600)         537
            Equity securities                                                            3            --           --
            Mortgage loans                                                              --            --           27
            Real estate                                                                (38)           --           --
            Other investments                                                         (168)           --           (1)
                                                                                 ------------  ------------ -------------

                      Net realized (losses) gains on investments               $   (20,214)       (1,600)         563
                                                                                 ============  ============ =============



                                                                                              1999           1998
                                                                                          --------------  --------------
                                                                                                (IN THOUSANDS)

        Unrealized appreciation (depreciation) are as follows:
            Debt securities                                                             $      (93,540)         (3,685)
            Preferred stock - affiliate                                                         (2,108)             --
            Common stock                                                                           (25)             --
            Effects on deferred acquisition costs amortization                                  43,190           3,215
            Effects on PVFP amortization                                                        14,585            (473)

                                                                                          --------------  --------------

               Unrealized depreciation before income tax                                       (37,898)           (943)

               Unrealized income tax benefit                                                    13,264             329
                                                                                          --------------  --------------

               Unrealized depreciation on investments                                   $      (24,634)           (614)
                                                                                          ==============  ==============

        Proceeds from sales, redemptions, and paydowns of investments in debt securities during 1999 were $439,069,999. Gross gains of $2,445,497 and gross losses of $22,456,541 were realized on those sales. Included in these amounts were $500,674 of gross gains and $1,938,767 of gross losses realized on the sale of noninvestment grade securities. Net realized losses include a 1999 impairment adjustment totaling $18,768,778 related to ten debt securities held by the Company.

        Proceeds from sales, redemptions, and paydowns of investments in debt securities during 1998 were $486,264,174. Gross gains of $5,102,040 and gross losses of $6,601,099 were realized on those sales. Included in these amounts were $1,002,539 of gross gains and $6,011,305 of gross losses realized on the sale of noninvestment grade securities. Net realized losses include a 1998 impairment adjustment totaling approximately $100,000 related to two debt securities held by the Company.

        Proceeds from sales, redemptions, and paydowns of investments in debt securities during 1997 were $358,658,091. Gross gains of $1,765,242 and gross losses of $254,493 were realized on those sales. Included in these amounts were $681,159 of gross gains and $122,480 of gross losses realized on the sale of noninvestment grade securities. Net realized gains include a 1997 impairment adjustment totaling approximately $974,000 related to one debt security held by the Company.

        Securities with a carrying value of approximately $7,019,456 at December 31, 1999 were deposited with government authorities as required by law.

(4)     SECURITIES GREATER THAN 10% OF SHAREHOLDER'S EQUITY

        The Company does not have any individual security that exceeds 10% of shareholder's equity at December 31, 1999 and 1998.

(5)     FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

        A derivative financial instrument, in very general terms, refers to a security whose value is derived from the value of an underlying asset, reference rate, or index.

        The Company has a variety of reasons to use derivative instruments, such as to attempt to protect the Company against possible changes in the market value of its portfolio and to manage the portfolio's effective yield, maturity, and duration. All of the Company's holdings are marked to fair value monthly with the change in value reflected in unrealized appreciation/depreciation. Upon disposition, a realized gain or loss is recognized accordingly, except when the disposition closes a hedge. In this instance, the gain or loss adjusts the unamortized cost of the hedged security, and the resulting premium or discount is amortized or accreted over the remaining life of the hedge security.

        Summarized below are the specific types of derivative instruments used by the Company.

              INTEREST RATE SWAPS

              Under interest rate swaps, the Company agrees with counterparties to exchange, at specific intervals, the payments between floating and fixed-rate interest amounts calculated by reference to notional amounts. Net interest payments are recognized within net investment income in the consolidated statement of income.

              At December 31, 1999, the Company does not have any outstanding interest rate swap agreements. The swap agreements outstanding at December 31, 1998 were terminated during 1999 by the counterparties at a loss of $167,500 to the Company.

              At December 31, 1998, the Company had two outstanding interest rate swap agreements which would have expired in 2002 and 2003. Under the agreements, the Company received a fixed rate of 6.63% and 6.70% on a notional amount of $7 and $8 million, respectively, and paid a floating rate based on London Interbank Offered Rate (LIBOR). The estimated fair value of the agreements at December 31, 1998 was a net unrealized gain of approximately $0.6 million which is recognized in the accompanying consolidated balance sheet.

              FUTURES

              In order to limit exposure to market fluctuations related to temporary seed money invested within the separate account, the Company entered into financial futures contracts on the S&P 500 index during 1997. No financial futures contracts were held during 1999 or 1998. The Company recorded $-0-, $-0-, and $2,035,309 of losses from terminated contracts as a component of net investment income during 1999, 1998, and 1997, respectively. The Company also recorded gains of $-0-, $-0-, and $2,636,999 as a component of net investment income from market appreciation on the underlying hedged securities within the separate account during 1999, 1998, and 1997, respectively.

              A futures contract is an agreement involving the delivery of a particular asset on a specified future date at an agreed upon price. Upon entering into futures contracts, the Company maintains, in a segregated account with its custodian, securities with a value equal to an agreed upon portion of the notional obligation under the futures contracts. During the period the futures contract is open, payments are received from or made to the broker daily based upon changes in the value of the contract with the related income or loss reflected in the consolidated statement of income as a contra to changes in fair value of the hedged securities.

              The Company is exposed to credit related risk in the event of nonperformance by counterparties to financial instruments but does not expect any counterparties to fail to meet their obligations. It is the Company's policy to deal only with highly rated companies.

  (6)   COMPREHENSIVE INCOME

        The components of comprehensive income are as follows:

                                                                                    1999          1998          1997
                                                                                 ------------  ------------ -------------
                                                                                             (IN THOUSANDS)
        Net (loss) income                                                      $   (13,504)       13,894        8,978
                                                                                 ------------  ------------ -------------
        Other comprehensive (loss) income, before tax -
            unrealized (depreciation) appreciation of debt and
               equity securities arising during period:
                  Unrealized holding (depreciation) appreciation
                      of debt and equity securities                                (71,773)      (12,971)      13,514
                  Adjustment to deferred acquisition costs
                      attributable to unrealized depreciation
                      (appreciation)                                                31,191         6,228       (5,128)
                  Adjustment to PVFP attributable to unrealized
                      depreciation (appreciation)                                   11,749         2,161       (3,193)
                                                                                 ------------  ------------ -------------

                       Total unrealized (depreciation) appreciation
                          arising during period                                    (28,833)       (4,582)       5,193
                                                                                 ------------  ------------ -------------

            Less reclassification adjustments for realized losses (gains)
               included in net income:
                  Adjustment for losses (gains) included in
                      net realized (losses) gains on sales
                      of investments                                                20,214         1,600         (563)
                  Adjustment for (gains) losses included in
                      amortization of deferred acquisition costs                    (8,784)         (768)         214
                  Adjustment for (gains) losses included in
                      amortization of PVFP                                          (3,309)         (267)         133
                                                                                 ------------  ------------ -------------

                       Total reclassification adjustments for losses
                          (gains) included in net income                             8,121           565         (216)
                                                                                 ------------  ------------ -------------

                       Other comprehensive (loss) income before related
                          income tax (benefit) expense                             (36,954)       (5,147)       5,409

        Related income tax (benefit) expense                                       (12,934)       (1,801)       1,893
                                                                                 ------------  ------------ -------------

                       Other comprehensive (loss) income, net of tax               (24,020)       (3,346)       3,516
                                                                                 ------------  ------------ -------------

                       Comprehensive (loss) income                             $   (37,524)       10,548       12,494
                                                                                 ============  ============ =============

  (7)   POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS

        The Company has no direct employees and no retired employees. All personnel used to support the operations of the Company are supplied under contract by Cova Life Management Company (CLMC), a wholly owned subsidiary of Cova Corporation. The Company is allocated a portion of certain health care and life insurance benefits for future retired employees of CLMC. In 1999, 1998, and 1997, the Company was allocated a portion of benefit costs including severance pay, accumulated vacations, and disability benefits. At December 31, 1999, CLMC had no retired employees nor any employees fully eligible for retirement and had no disbursements for such benefit commitments. The expense arising from these obligations is not material.

  (8)   INCOME TAXES

        The Company will file a consolidated federal income tax return with its wholly owned subsidiaries, CFLIC and FCLIC. Amounts payable or recoverable related to periods before June 1, 1995 are subject to an indemnification agreement with XFSI, which has the effect that the Company is not at risk for any income taxes nor entitled to recoveries related to those periods, except for approximately $0.2 million of state income tax recoveries.

        Income taxes are recorded in the consolidated statement of income and directly in certain shareholder's equity accounts. Income tax expense for the years ended December 31 is allocated as follows:

                                                                                    1999          1998          1997
                                                                                 ------------  ------------ -------------
                                                                                             (IN THOUSANDS)
        Statements of income:
            Operating (loss) income (excluding realized
               investment gains and losses)                                    $   (4,830)        3,906       5,464
            Realized investment (losses) gains                                     (1,560)         (533)        197
                                                                                 ------------  ------------ -------------

                 Income tax (benefit) expense
                   included in the consolidated
                   statements of income                                            (6,390)        3,373       5,661

        Shareholder's equity -
            change in deferred federal income
               taxes related to unrealized (depreciation)
               appreciation on securities                                         (12,934)       (1,801)      1,893
                                                                                 ------------  ------------ -------------

                 Total income tax (benefit) expense                            $  (19,324)        1,572       7,554
                                                                                 ============  ============ =============

        The actual federal income tax expense differed from the expected tax expense computed by applying the U.S. federal statutory rate to income before taxes on income as follows:

                                                               1999                  1998                  1997
                                                        --------------------- --------------------- --------------------
                                                                               (IN THOUSANDS)

        Computed expected tax (benefit) expense       $  (6,963)   (35.0)%  $   6,043      35.0%  $   5,124    35.0%
        State income taxes, net                             (10)       --          (8)       --         (33)   (0.2)
        Amortization of intangible assets                   396      2.0          396       2.3         396     2.7
        Dividend received deduction - separate
            account                                      (2,175)   (10.9)      (3,183)    (18.5)         --     --
        Valuation allowance for permanent impairments
                                                          2,996     15.0           --        --          --     --
        Return to provision adjustment                     (759)    (3.8)          --        --          --     --
        Other                                               125      0.6          125       0.7         174    1.2
                                                        --------- ----------- ---------- ---------- --------- ----------

                     Total                            $  (6,390)   (32.1)%   $  3,373      19.5%  $   5,661    38.7%
                                                        ========= ==========  ========== ========== ========= ==========

        The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1999 and 1998 follows:

                                                                                                  1999         1998
                                                                                               -----------  ------------
                                                                                                    (IN THOUSANDS)
        Deferred tax assets:
            Policy reserves                                                                  $    31,657       31,003
            Liability for commissions on recapture                                                 1,014        2,896
            Tax basis of intangible assets purchased                                               4,577        5,351
            DAC "Proxy Tax"                                                                       23,832       20,619
            Permanent impairments                                                                  5,482           --
            Unrealized depreciation on investments                                                13,264          330
            Net operating and capital loss                                                         8,519           --
            Other deferred tax assets                                                              7,294        2,690
                                                                                               -----------  ------------

               Total deferred tax assets                                                          95,639       62,889
            Valuation allowance - permanent impairments                                           (2,996)           --
                                                                                               -----------  ------------
                      Total deferred tax assets, net of valuation allowance                       92,643       62,889

        Deferred tax liabilities:
            PVFP                                                                                  10,507       11,013
            Deferred policy acquisition costs                                                     59,825       46,190
            Other deferred tax liabilities                                                           347          900
                                                                                               -----------  ------------

                      Total deferred tax liabilities                                              70,679       58,103
                                                                                               -----------  ------------

                      Net deferred tax assets                                                $    21,964        4,786
                                                                                               ===========  ============

        A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. As of December 31, 1999, the Company has provided a 55% valuation allowance against the deferred tax asset related to the permanent impairments, based on income projections for future years. Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the remaining deferred tax asset.

  (9)   RELATED-PARTY TRANSACTIONS

        On December 31, 1997, Cova Life Management Company (CLMC) and Navisys Incorporated (Navisys), both affiliated companies, purchased certain assets of Johnson & Higgins/Kirke Van Orsdel, Inc. (J&H/KVI), an unaffiliated Delaware corporation, for $2,500,000, and merged them into Cova Life Administrative Service Company (CLASC), a joint subsidiary of CLMC and Navisys. Navisys purchased 51% of CLASC, and the remaining 49% was purchased by CLMC. The purchased assets are the administrative and service systems and organization that provide the policy service functions for the Company's life and annuity products. On October 31, 1999, CLMC purchased the remaining 51% interest in CLASC from Navisys for $1,184,414.

        The Company has entered into management, operations, and servicing agreements with its affiliated companies. The affiliated companies are CLMC, a Delaware corporation, which provides management services and the employees necessary to conduct the activities of the Company; Conning Asset Management, which provides investment advice; and CLASC, which provides underwriting, policy issuance, claims, and other policy administration functions. Additionally, a portion of overhead and other corporate expenses is allocated by the Company's parent, GALIC. Expenses and fees paid to affiliated companies in 1999, 1998, and 1997 for the Company were $28,995,330, $20,923,330, and $9,400,517, respectively.

        In 1999 and 1998, the Company's affiliate, CLMC, received approximately $3.9 million and $3.2 million, respectively, in advisory fees from GALIC related to advisory services on GALIC's individual annuity products.

(10)    STATUTORY SURPLUS AND DIVIDEND RESTRICTION

        GAAP differs in certain respects from the accounting practices prescribed or permitted by insurance regulatory authorities (statutory accounting principles).

        The major differences arise principally from the immediate expense recognition of policy acquisition costs and intangible assets for statutory reporting, determination of policy reserves based on different discount rates and methods, the recognition of deferred taxes under GAAP reporting, the nonrecognition of financial reinsurance for GAAP reporting, the establishment of an asset valuation reserve as a contingent liability based on the credit quality of the Company's investment securities, and an interest maintenance reserve as an unearned liability to defer the realized gains and losses of fixed income investments presumably resulting from changes to interest rates and amortize them into income over the remaining life of the investment sold. In addition, adjustments to record the carrying values of debt securities and certain equity securities at fair value are applied only under GAAP reporting, and capital contributions in the form of notes receivable from an affiliated company are not recognized under GAAP reporting.

        Purchase accounting creates another difference as it requires the restatement of GAAP assets and liabilities to their estimated fair values at the date of purchase and shareholder's equity to the net purchase price.
        Statutory accounting does not recognize the purchase method of accounting.

        As of December 31, the differences between statutory capital and surplus and shareholder's equity determined in conformity with GAAP are as follows:

                                                                                               1999          1998
                                                                                            -------------  -------------
                                                                                                  (IN THOUSANDS)

        Statutory capital and surplus                                                    $      102,041        104,740
        Reconciling items:
            GAAP investment valuation reserves                                                   (1,090)          (510)
            Statutory asset valuation reserve                                                     7,362         19,206
            Statutory interest maintenance reserve                                                6,466          5,983
            GAAP investment adjustments to fair value                                           (95,673)        (3,685)
            GAAP deferred policy acquisition costs                                              214,120        131,973
            GAAP basis policy reserves                                                          (57,802)       (52,305)
            GAAP deferred federal income taxes (net)                                             21,964          4,786
            GAAP guarantee assessment adjustment                                                 (9,900)        (9,700)
            GAAP goodwill                                                                        16,157         18,585
            GAAP present value of future profits                                                 55,406         42,230
            GAAP future purchase price payable                                                   (2,898)        (6,976)
            Other                                                                                (1,591)        (2,241)
                                                                                            -------------  -------------

                  GAAP shareholder's equity                                              $      254,562        252,086
                                                                                            =============  =============

        Statutory net losses for CFSLIC for the years ended December 31, 1999, 1998, and 1997 were $46,095,427, $2,830,105, and $9,816,357, respectively.

        The maximum amount of dividends which can be paid by State of Missouri insurance companies to shareholders without prior approval of the insurance commissioner is the greater of 10% of statutory earned surplus or statutory net gain from operations for the preceding year. Due to the 1999 statutory net loss and the Company's negative earned surplus at December 31, 1999, no dividends are permissible in 2000 without prior approval of the insurance commissioner.

        The National Association of Insurance Commissioners has developed certain risk based capital (RBC) requirements for life insurers. If prescribed levels of RBC are not maintained, certain actions may be required on the part of the Company or its regulators. At December 31, 1999, the Company's total adjusted capital and authorized control level RBC were $109,402,439 and $28,033,662 respectively. This level of adjusted capital qualifies under all tests.

(11)    GUARANTY FUND ASSESSMENTS

        The Company participates with life insurance companies licensed throughout the United States in associations formed to guarantee benefits to policyholders of insolvent life insurance companies. Under state laws, as a condition for maintaining the Company's authority to issue new business, the Company is contingently liable for its share of claims covered by the guaranty associations for insolvencies incurred through 1999, but for which assessments have not yet been determined nor assessed, to a maximum in each state generally of 2% of statutory premiums per annum in the given state. Most states then permit recovery of assets as a credit against premium taxes over, most commonly, five years.

        In November 1999, the National Organization of Life and Health Guaranty Associations distributed a study of the major outstanding industry insolvencies, with estimates of future assessments by state. Based on this study, the Company has accrued a liability for approximately $9,900,000 in future assessments on insolvencies that occurred before December 31, 1999. Under the coinsurance agreement between the Company and OakRe (see note 1), OakRe is required to reimburse the Company for any future assessments that it pays which relate to insolvencies occurring prior to June 1, 1995. As such, the Company has recorded a receivable from OakRe for approximately $9,900,000. The Company paid approximately $36,000, $1,500,000, and $3,000,000 in guaranty fund assessments in 1999, 1998, and 1997, respectively. These payments were substantially reimbursed by OakRe. At the same time, the Company is liable to OakRe for 80% of any future premium tax recoveries that are realized from any such assessments and may retain the remaining 20%. The credits retained for 1999, 1998 and 1997 were not material.

(12)    SUBSEQUENT EVENT

        The purchase of GenAmerica Corporation and subsidiary, including the Company, by MetLife was completed on January 6, 2000. On that date also, the Company's modified coinsurance agreement with MetLife was suspended for subsequent business.